                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 Advanta Corp.
                (Name of Registrant as Specified In Its Charter)

                                 Advanta Corp.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [ADVANTA LOGO]

                          FIVE HORSHAM BUSINESS CENTER
                                 300 WELSH ROAD
                        HORSHAM, PENNSYLVANIA 19044-0691

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 1996

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Advanta Corp. (the "Company") will be held at The Philadelphia Museum of Art, Van Pelt Auditorium, 26th and Benjamin Franklin Parkway, Philadelphia, Pennsylvania, on Tuesday, May 21, at 2:00 p.m. (the "Meeting") for the following purposes:

          1. To elect five directors to hold office until the expiration of their term of office and until their successors are duly elected and qualified.

          2. To consider and act upon a proposal to approve the Amended and Restated 1992 Stock Option Plan.

          3. To consider and act upon a proposal to approve amendments to the Advanta Management Incentive Plan With Stock Election III.

          4. To consider and act upon a proposal to approve amendments to the Advanta Management Incentive Plan With Stock Election IV.

          5. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on Friday, March 29, 1996 as the record date for the Meeting. Only holders of record of the Company's Class A Common Stock and Class A Preferred Stock at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting. The Board of Directors urges you to date, sign and return the enclosed proxy promptly. A reply envelope is enclosed for your convenience. You are cordially invited to attend the Meeting in person. The return of the enclosed proxy will not affect your right to vote if you attend the Meeting in person.

                                                 GENE S. SCHNEYER
                                                   Secretary

Dated: April 19, 1996

                                 [ADVANTA LOGO]

                          FIVE HORSHAM BUSINESS CENTER
                                 300 WELSH ROAD
                        HORSHAM, PENNSYLVANIA 19044-0691
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       ANNUAL MEETING OF STOCKHOLDERS TO

                        BE HELD ON TUESDAY, MAY 21, 1996
                            ------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanta Corp. (the "Company") to be used at the Annual Meeting of Stockholders, and any adjournment or postponement thereof (the "Meeting"), to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to holders of the Company's Class A Common Stock and Class A Preferred Stock on or about April 19, 1996.

     The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice, nor does the Board of Directors know of any matters which anyone else proposes to present for action at the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     Shares represented by proxies received by the Company, where the stockholder has specified a choice with respect to the election of directors or the other proposals described in this proxy statement, will be voted in accordance with the specification(s) so made. In the absence of such specification(s), the shares will be voted "For" the election of all five nominees for the Board of Directors, "For" the proposal to approve the Amended and Restated 1992 Stock Option Plan, "For" the proposal to approve the amendments to the Advanta Management Incentive Plan With Stock Election III and "For" the proposal to approve the amendments to the Advanta Management Incentive Plan With Stock Election IV.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

     The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. In addition, the Company has retained D.F. King & Co. Inc. to assist in the search for, and distribution of proxies to, beneficial owners of the Company's Class A Common Stock held in street name or by other nominees, and will pay such firm a fee of $2,000, plus reimbursement of direct out-of-pocket expenses incurred by such firm in such activity. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of Class A Common Stock of the Company. Beneficial owners of shares of Class B Common Stock, which will not be voting at the Meeting, also will receive all proxy material (other than the proxy card itself), together with the Company's Annual Report for the fiscal year ended December 31, 1995. The expenses of such additional mailing will be borne by the Company.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of record of the Company's Class A Common Stock and Class A Preferred Stock at the close of business on March 29, 1996 are entitled to notice of, and to vote at, the Meeting. On that date the Company had outstanding 17,566,080 shares of Class A Common Stock, par value $.01 per share, and 1,010 shares of Class A Preferred Stock, par value $1,000 per share. On all matters voted upon at the Meeting and any adjournment or postponement thereof, the holders of the Class A Common Stock and the Class A Preferred Stock vote together as a single class, with each record holder of Class A Common Stock entitled to one vote per share, and each record holder of Class A Preferred Stock entitled to one-half vote per share.

     The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast will constitute a quorum for the conduct of business at the Meeting. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Under applicable Delaware law, votes that are withheld and broker non-votes will be excluded entirely from the vote and will not affect the outcome of the election of directors, as directors are elected by a plurality of votes cast. In the election of directors, stockholders do not have cumulative voting rights. The proposal to approve the Amended and Restated 1992 Stock Option Plan (the "Option Plan Proposal"), the proposal to approve the amendments to the Advanta Management Incentive Plan With Stock Election III (the "AMIP III Proposal") and the proposal to approve the amendments to the Advanta Management Incentive Plan With Stock Election IV (the "AMIP IV Proposal," and together with the AMIP III Proposal, the "Stock Election Plan Proposals"), each require the approval of a majority of the shares present in person or by proxy and entitled to vote at the meeting. Under applicable Delaware law, abstentions with respect to the Option Plan Proposal and the Stock Election Plan Proposals will have the same effect as votes against the applicable proposal, and broker non-votes will have no effect on the outcome of the vote on the applicable proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The information set forth on the following table is furnished as of March 15, 1996, with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities.

                                                                 AMOUNT AND
                                                                 NATURE OF
                                                                 BENEFICIAL             PERCENT OF
TITLE OF CLASS                       NAME                        OWNERSHIP                CLASS
- ---------------  --------------------------------------------    ----------             ----------
Class A          J. R. Alter(1)(2)...........................        1,010                100.00%
Preferred
Class A          Dennis Alter(1).............................    4,943,856 (3)(4)(5)       28.36%
Common
                 Wanger Asset Management, L.P.(6)............    1,040,100                  5.95%

- ---------------

(1) The address for J. R. Alter and Dennis Alter is c/o Advanta Corp., Five Horsham Business Center, 300 Welsh Road, Horsham, Pennsylvania 19044-0691.

(2) J. R. Alter is not a member of the Company's management.

(3) Includes 999,462 shares owned by a trust, the beneficiary of which is Linda Ominsky, the sister of Dennis Alter, and pursuant to which Dennis Alter is sole trustee. Mr. Alter disclaims beneficial ownership of these shares.

(4) Includes 150,000 shares owned by Dennis Alter's wife and 168,824 shares owned by several trusts established by Mr. Alter for the benefit of his minor children, for which trusts Mrs. Alter serves as a trustee. Also includes an aggregate of 150,000 shares held by a charitable foundation established by Mr. Alter, as to which Mr. Alter shares voting and investment powers, and 75,000 shares held by a trust established by Mr. Alter, through which he has made certain charitable gifts of shares and as to which Mr. Alter has sole voting and investment powers. Mr. Alter disclaims beneficial ownership of all such shares.

(5) Does not include 1,010 shares of the Company's Class A Preferred Stock and 499,465 shares of Class A Common Stock owned by J. R. Alter, the father of Dennis Alter, and 75,000 shares of Class A Common Stock owned by Helen Alter, the mother of Dennis Alter, as to which Dennis Alter disclaims beneficial ownership.

(6) Information as to shares held by Wanger Asset Management, L.P., a registered investment advisor ("WAM"), is as of December 31, 1995, as set forth in a
    Schedule 13G filed with the Securities and Exchange Commission ("SEC"). Under applicable SEC rules, WAM is deemed to be the beneficial owner of these shares because it shares the power to vote or direct the vote of these shares. Under applicable SEC rules, Wanger Asset Management, Ltd., the sole general partner of WAM ("WAM Ltd."), and Mr. Ralph Wanger, the principal stockholder of WAM Ltd. ("Wanger"), are each deemed to be the beneficial owners of the shares with respect to which WAM shares voting power. The address of WAM, WAM Ltd. and Wanger is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the Class A Common Stock and Class B Common Stock beneficially owned by each director and nominee for director of the Company, by the Company's Chief Executive Officer, by each of the Company's four other most highly compensated executive officers whose compensation exceeded $100,000 during 1995, and by all directors and officers as a group, as of March 18, 1996. Shares issuable pursuant to the exercise of stock options are included in the table below if such options are currently exercisable or will become exercisable by May 17, 1996. None of the Company's executive officers or directors beneficially owns any shares of the Class A Preferred Stock or the 6 3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)).

                                         CLASS A COMMON                     CLASS B COMMON
                                 -------------------------------    -------------------------------
                                 AMOUNT AND NATURE                  AMOUNT AND NATURE
                                   OF BENEFICIAL      PERCENT OF      OF BENEFICIAL      PERCENT OF
              NAME                   OWNERSHIP          CLASS           OWNERSHIP          CLASS
- -------------------------------- -----------------    ----------    -----------------    ----------
OFFICER/DIRECTORS
Dennis Alter(1)(2)(3)(4)........     4,943,856           28.36%         2,999,906           12.20%
Alex W. Hart(5).................             0           *                337,060            1.38%
Richard A. Greenawalt(6)(7).....       756,589            4.24%           705,554            2.85%
William A. Rosoff(8)............             0           *                100,000           *
Anthony P. Brenner(9)...........         2,250           *                 49,401           *
OFFICERS
Robert A. Marshall(10)..........       126,186           *                239,389           *
DIRECTORS
Arthur P. Bellis(11)............        80,078           *                127,578           *
Max Botel(12)(13)...............        19,612           *                 54,412           *
Richard J. Braemer(14)(15)......        71,690           *                 86,690           *
William C. Dunkelberg(16)(17)...         4,650           *                 24,950           *
Dana Becker Dunn................             0           *                      0           *
Robert C. Hall(18)..............             0           *                  7,000           *
Warren Kantor(19)...............        41,889           *                150,789           *
James E. Ksansnak...............             0           *                    300           *
Ronald J. Naples(20)............           750           *                 25,500           *
Philip A. Turberg(21)(22).......        43,886           *                 69,386           *
All officers and directors as a
  group (31 persons)(1)(2)(4)
  (7)(8)(13)(15)(17)(22)(23)....     6,243,883           34.53%         5,705,129           21.98%

- ---------------

 * Represents less than 1% of the indicated class of the Company's Common Stock outstanding as of March 18, 1996.

 (1) Ownership includes 999,462 shares of the Company's Class A Common Stock owned by a trust, the beneficiary of which is Linda Ominsky, the sister of Dennis Alter, and pursuant to which Mr. Alter is sole trustee. Mr. Alter disclaims beneficial ownership of these shares.

 (2) Ownership includes 150,000 shares of Class A Common Stock and 75,000 shares of Class B Common Stock held by Mr. Alter's wife, as well as 168,824 shares of Class A Common Stock and 175,194 shares of Class B Common Stock held by several trusts established by Mr. Alter for the benefit of his minor children, for which trusts Mrs. Alter serves as a trustee. Also includes 150,000 shares of the Company's Class A Common Stock and 114,900 shares of the Company's Class B Common Stock held by a charitable foundation established by Mr. Alter, as to which Mr. Alter shares voting and investment powers, and 75,000 shares of the Company's Class A Common Stock and 22,600 shares of the Company's Class B Common Stock held by a trust established by Mr. Alter, through which he has made certain charitable gifts of shares and as to which Mr. Alter has sole voting and investment powers. Mr. Alter disclaims beneficial ownership of all such shares.

 (3) Ownership includes options to purchase 328,125 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans.

 (4) Ownership does not include 1,010 shares of the Company's Class A Preferred Stock, 499,465 shares of both the Company's Class A Common Stock and Class B Common Stock owned by J. R. Alter, the father of Dennis Alter, and 75,000 shares of both the Company's Class A Common Stock and Class B Common Stock owned by Helen Alter, the mother of Dennis Alter, as to all of which shares Dennis Alter disclaims beneficial ownership.

 (5) Ownership includes options to purchase 87,500 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans.

 (6) Ownership includes options to purchase 409,500 shares of the Company's Class A Common Stock and 481,771 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans and otherwise.

 (7) Ownership includes 86,975 shares of the Company's Class A Common Stock and 77,850 shares of the Company's Class B Common Stock owned by Mr. Greenawalt's wife and 108,942 shares of Class A Common Stock and 12,670 shares of Class B Common Stock held by Mr. Greenawalt as custodian for his children. Mr. Greenawalt disclaims beneficial ownership of all such shares.

 (8) Ownership does not include 150,000 shares of each of the Company's Class A and Class B Common Stock held by a trust established by Mr. Alter for the benefit of his minor children, as to which shares Mr. Rosoff shares voting and investment powers as a co-trustee of the trust. Such share ownership is reflected in the ownership table under Mr. Alter's name.

 (9) Ownership includes options to purchase 24,750 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans.

(10) Ownership includes options to purchase 117,500 shares of the Company's Class A Common Stock and 202,187 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans.

(11) Ownership includes options to purchase 7,500 shares of the Company's Class A Common Stock and 30,000 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans and otherwise.

(12) Ownership includes options to purchase 12,900 shares of the Company's Class A Common Stock and 35,400 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans and otherwise.

(13) Ownership includes 1,500 shares of the Company's Class B Common Stock owned by Mr. Botel's son and 1,500 shares of the Company's Class B Stock owned by Mr. Botel's daughter, as to all of which shares Mr. Botel disclaims beneficial ownership.

(14) Ownership includes options to purchase 37,920 shares of the Company's Class A Common Stock and 60,420 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans and otherwise.

(15) Ownership does not include 150,000 shares of the Company's Class A Common Stock and 114,900 shares of the Company's Class B Common Stock held by a charitable foundation established by Mr. Alter, as to which shares Mr. Braemer shares voting and investment powers as a trustee of the foundation. Such share ownership is reflected in the ownership table under Mr. Alter's name.

(16) Ownership includes options to purchase 3,000 shares of the Company's Class A Common Stock and 23,000 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans.

(17) Ownership includes 150 shares each of the Company's Class A Common Stock and Class B Common Stock held by Dr. Dunkelberg as custodian for his daughter. Dr. Dunkelberg disclaims beneficial ownership of these shares.

(18) Ownership includes options to purchase 6,000 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans.

(19) Ownership includes options to purchase 36,959 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans.

(20) Ownership includes options to purchase 24,750 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans.

(21) Ownership includes options to purchase 7,500 shares of the Company's Class A Common Stock and 30,000 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans.

(22) Ownership includes 1,500 shares of both the Company's Class A Common Stock and Class B Common Stock held by Mr. Turberg's wife, as to all of which shares Mr. Turberg disclaims beneficial ownership.

(23) Ownership includes options to purchase 649,820 shares of the Company's Class A Common Stock and 1,744,510 shares of the Company's Class B Common Stock pursuant to the Company's Stock Option Plans and otherwise.

     Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of those reports which it has received, and written representations from Reporting Persons, the Company believes that all filings required to be made by the Reporting Persons from January 1, 1995 through December 31, 1995 were made on a timely basis except as noted below. With respect to two transactions, Michael A. Girman failed to timely file a Form 4 or Form 5; with respect to two transactions, Richard J. Braemer failed to timely file a Form 4 or Form 5; with respect to one transaction, Anthony P. Brenner failed to timely file a Form 5. Each of these transactions was subsequently reported on a Form 4.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the Company's last three fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and to each of the Company's other four most highly compensated executive officers whose compensation exceeded $100,000 in 1995.

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                                            ------------------------
                                                                                     AWARDS
                                                                            ------------------------
                                          ANNUAL COMPENSATION                RESTRICTED   SECURITIES
                             ---------------------------------------------     STOCK      UNDERLYING      ALL OTHER
                                                           OTHER ANNUAL       AWARD(S)     OPTIONS     COMPENSATION($)
NAME AND PRINCIPAL POSITION  YEAR  SALARY($)  BONUS($)  COMPENSATION($)(1)     ($)(2)       (#)(3)      (4)(5)(6)(7)
- ---------------------------- ----  ---------  --------  ------------------  ------------  ----------   ---------------
Dennis Alter(8)............. 1995  $495,000   $222,754       $ 15,732        $  668,250           0       $ 215,732
Chairman of the Board        1994  $495,000   $222,763       $ 87,382(9)     $        0           0       $ 165,844
                             1993  $495,000   $178,213       $  5,810        $  668,228      37,500       $  54,415
Alex W. Hart................ 1995  $495,000   $222,757       $429,194(10)    $  668,250     300,000(11)   $  59,949
Chief Executive Officer      1994  $371,481   $710,600       $      0        $6,626,573     150,000       $   9,494
Richard A. Greenawalt....... 1995  $395,000   $177,755       $  3,662        $  533,250           0       $  96,999
President and Chief          1994  $395,000   $177,765       $ 10,251        $        0           0       $  73,810
Operating Officer            1993  $395,000   $136,084       $ 22,864        $  533,205      37,500       $  37,685
Robert A. Marshall.......... 1995  $325,000   $151,003       $  2,959        $  341,250      60,000       $  14,058
Executive Vice President     1994  $325,000   $150,512       $  6,075        $        0      25,000       $  14,724
and Group Executive,         1993  $271,245   $ 91,012       $  1,727        $  230,954      26,250       $  18,929
Advanta Personal
Payment Services
Anthony P. Brenner.......... 1995  $273,559   $ 55,023       $ 35,672(12)    $  225,000      29,000       $   9,626
Senior Managing              1994  $159,801   $ 50,005       $ 18,000(13)    $  349,904       9,000       $     567
Director, Advanta
Partners LP

- ---------------
 (1) Includes above-market interest earned on deferred compensation pursuant to the Company's Executive Deferral Plan (which plan first became effective in 1993), in the amounts listed with respect to each year. For 1995: Mr. Alter, $15,732; Mr. Greenawalt, $3,662; Mr. Marshall, $2,959; and Mr. Brenner, $672. For 1994: Mr. Alter, $27,066; Mr. Greenawalt, $10,251; Mr.
     Marshall, $6,075. For 1993: Mr. Alter, $5,810; Mr. Greenawalt, $4,126; and Mr. Marshall, $1,727.

 (2) 1995 figures reflect restricted stock granted pursuant to the Advanta Management Incentive Plan With Stock Election IV ("AMIP IV"), representing "target" bonuses for 1999, 2000 and 2001, at a grant date price of $25.00 per share of Class B Common Stock. 1993 figures reflect restricted stock granted pursuant to the Advanta Management Incentive Plan With Stock Election III ("AMIP III"), representing "target" bonuses for 1996, 1997 and 1998 performance, at a grant date price of $17.00 per share of Class B Common Stock (as adjusted for the three-for-two stock split of the Class A and Class B Common Stock effected in October 1993), for Messrs. Alter, Greenawalt and Marshall. In 1991, each of such gentlemen had received a grant of restricted stock pursuant to the predecessor plan to AMIP III ("AMIP II"), representing "target" bonuses for 1993, 1994 and 1995 performance, at a grant date price (as adjusted for the dual class stock plan approved by stockholders in April 1992 and the three-for-two split in October 1993) of $4.75 for each share of Class A or Class B Common Stock. Mr. Hart joined the Company in March 1994, at which time AMIP II and AMIP III restricted Class B shares in respect of his "target" bonuses for performance years 1994 through 1998 were granted at a price of $29.27 per share (equal to the average of the closing market prices for the 90 day period preceding the date of grant). In addition to his restricted AMIP II and AMIP III shares, pursuant to his employment agreement Mr. Hart was granted 200,000 restricted shares of Class B Common Stock in January 1994, of which 50,000 shares vest in January of each year from 1995 to 1998 (subject to earlier vesting in the event of Mr. Hart's death, disability or retirement, a change in control of the Company, or certain other circumstances). Mr. Brenner joined the Company as Senior Managing Director of Advanta Partners LP in May 1994, at which time AMIP II and AMIP III restricted Class B shares in respect of his "target" bonuses for performance years 1994 through 1998 were granted at a price of $30.69 per share (equal to the average of the closing market prices for the 90 day period preceding the date of grant.)

     Shares vest under each of AMIP II, AMIP III and AMIP IV 10 years after the date of grant, but are subject to accelerated vesting on the basis of individual and corporate (or applicable business unit) performance for each applicable plan performance year. One-third of the AMIP II grants to each of Messrs. Alter, Greenawalt and Marshall was vested by the Board of Directors in December 1993 with respect to their 1993 performance. An additional one-third of the AMIP II grants to each of Messrs. Alter, Greenawalt and Marshall was vested by the Board of Directors in March 1995 with respect to their 1994 performance, and the portions of the AMIP II grants to each of Messrs. Hart and Brenner relating to their 1994 target bonuses were vested at the same time, in respect of their 1994 performance. The remaining portions of the AMIP II grants to each of Messrs. Alter, Hart, Greenawalt, Marshall and Brenner were vested by the Board of Directors in March 1996 with respect to their 1995 performance. The AMIP III grants are eligible for similar potential vesting at the rate of one-third of the shares granted for each of 1996, 1997 and 1998. The number of restricted shares of each class of Common Stock held by each executive under AMIP II, AMIP III and AMIP IV and by Mr. Hart under the contractual arrangements described above, and the market value (rounded to the nearest dollar) of such restricted shares at December 31, 1995, were as follows:
     Mr. Alter, 23,447 Class A shares, 89,486 Class B shares, $4,151,091; Mr. Hart, 207,170 Class B shares, $7,535,809; Mr. Greenawalt, 18,710 Class A shares, 71,405 Class B shares, $3,313,014; Mr. Marshall, 8,105 Class A shares, 35,341 Class B shares, $1,595,545; and Mr. Brenner, 18,772 Class B shares, $682,832. Non-preferential dividends are paid on these restricted shares.

 (3) The numbers of securities underlying options granted have been adjusted to reflect the dual class stock plan adopted in April 1992 and the three-for-two stock split effected in October 1993.

 (4) Includes matching contributions of $7,500 paid by the Company to the accounts of each of Messrs. Alter, Hart, Greenawalt, Marshall and Brenner, under the Employee Savings Plan (a 401(k) plan), in respect of their 1995 participation in such plan. Also includes a $3,999 contribution to Mr. Alter's account under the Company's Executive Deferral Plan, to replace the portion of the 1995 Employee Savings Plan matching contribution lost as the result of salary deferral in 1995.

 (5) Includes the value of (i) Company paid term life insurance provided to all salaried employees in an amount equal to two times annual salary (capped at $500,000), and (ii) whole life insurance policies on the named executives, which policies are paid for by the Company and as to which the named executive has the right to designate the beneficiary. If an insured executive terminates his employment with the Company, he may keep the whole life policy, but must pay the Company the full cash value of the policy. Consequently, the value of this insurance to the employee is the term life insurance benefit. The value of these benefits to the named individuals for 1995 was as follows: Mr. Alter, $8,829; Mr. Hart, $4,049; Mr. Greenawalt, $5,248; Mr. Marshall, $3,599; and Mr. Brenner, $1,454.

 (6) Includes interest paid in 1995 by the Company on behalf of Messrs. Greenawalt and Hart pursuant to an executive loan program adopted by the Company's Board of Directors in 1992, which interest accrued on the named executives' respective stock margin accounts in connection with margin loans against shares vested under AMIP II and a predecessor stock bonus plan, in the following amounts: Mr. Greenawalt, $21,032; and Mr. Hart, $17,647.

 (7) Includes the value of split-dollar life insurance policies purchased in 1993 separately insuring the life of Dennis Alter, the joint lives of Dennis Alter and his spouse, and the joint lives of Richard Greenawalt and his spouse, and a policy purchased in 1994 insuring the life of Alex W. Hart, the proceeds of which policies are payable to beneficiaries designated by the respective executives. The value of the term life insurance benefits provided under such policies and included in the figure for 1995 was $19,593 for Mr. Alter, $2,228 for Mr. Greenawalt and $8,051 for Mr. Hart. Premiums paid by the Company will be refunded to the Company on termination of the respective policies, and any cash surrender value in excess of such premiums may be paid to the executive's beneficiary. The value of the benefits to the executives of the remainder of the premiums paid by the Company and included in the figure for 1995 was $160,079 for Mr. Alter, $57,329 for Mr. Greenawalt and $22,702 for Mr. Hart.

 (8) Mr. Alter also served as Chief Executive Officer of the Company from January through July of 1995.

 (9) Includes $60,316 representing the value of automobiles made available to Mr. Alter during 1994.

(10) Represents the value of relocation benefits provided to Mr. Hart in 1995, to cover the costs of moving from New York after joining the Company in 1994, including $236,228 to cover relocation costs and $192,966 to reimburse Mr. Hart for the taxes payable with respect to such benefits.

(11) Includes options to purchase 200,000 shares of Class B Common Stock granted to Mr. Hart on December 21, 1995 subject to approval of the Option Plan Proposal by the Company's stockholders at the Meeting.

(12) Includes $35,000 representing amounts paid by the Company to Mr. Brenner as a retainer for serving on the Board of Directors during 1995 pursuant to an arrangement approved by the Board of Directors in connection with Mr. Brenner's transition from the position of a non-employee Director to Senior Managing Director of Advanta Partners LP.

(13) Includes $18,000 representing amounts paid by the Company to Mr. Brenner for serving on the Board of Directors.

STOCK OPTION GRANTS

     The following table contains information concerning the grant of stock options under the Company's 1992 Stock Option Plan to the Company's Chief Executive Officer and to each of the Company's other four most highly compensated executive officers whose compensation exceeded $100,000 in 1995. All options granted in 1995 are options to purchase shares of Class B Common Stock. The Company does not currently have (and has not previously had) any plan pursuant to which any stock appreciation rights ("SARs") may be granted.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                           INDIVIDUAL GRANTS
                          ----------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF     % OF TOTAL                                    ASSUMED ANNUAL RATES OF
                          SECURITIES     OPTIONS                                   STOCK PRICE APPRECIATION FOR
                          UNDERLYING    GRANTED TO    EXERCISE OR                           OPTION TERM
                           OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------------------
          NAME            GRANTED(#)   FISCAL YEAR      ($/SH)         DATE       5%($)(2)     10%($)(2)     0%($)
- ------------------------- ----------   ------------   -----------   ----------   ----------   -----------    -----
Alex W. Hart.............   100,000         6.6%        $ 31.50      03/01/05    $1,981,018   $ 5,020,288     $ 0
                            200,000(3)     13.1%        $ 37.00      12/20/05    $4,653,820   $11,793,694     $ 0
Robert A. Marshall.......    30,000         2.0%        $ 31.50      03/01/05    $  594,305   $ 1,506,087     $ 0
                             30,000         2.0%        $ 37.00      12/20/05    $  698,073   $ 1,769,054     $ 0
Anthony P. Brenner.......     9,000         0.6%        $ 29.00      01/24/05    $  164,141   $   415,967     $ 0
                             20,000         1.3%        $ 37.00      12/20/05    $  465,382   $ 1,179,369     $ 0

- ---------------

(1) Options granted in 1995 become exercisable on the anniversary of the date of grant at the rate of 25% per year for four years. The options expire 10 years from the date of grant. At their own request, neither Mr. Alter nor Mr. Greenawalt received an option grant in 1995.

(2) The dollar amounts under these columns are the result of calculations at 5% and 10% compounded annual rates set by the SEC and therefore are not intended to forecast the future appreciation, if any, in the price of the Company's Class B Common Stock. The potential realizable values illustrated at 5% and 10% compounded annual appreciation assume that the price of the Company's Class B Common Stock increases to as much as $60.27 per share (compounded at 5%) or $95.97 per share (compounded at 10%), over the 10-year term of the options. If the named executives realize these values, the Company's stockholders will realize aggregate appreciation in the price of the 24.2 million shares of the Company's Class B Common Stock outstanding of approximately $563 million or $1.4 billion, respectively, over the same period.

(3) The options to purchase 200,000 shares of Class B Common Stock were granted to Mr. Hart on December 21, 1995 subject to approval of the Option Plan Proposal by the Company's stockholders at the Meeting.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth information related to options exercised during 1995 by the Company's Chief Executive Officer and by each of the Company's other four most highly compensated executive officers whose compensation exceeded $100,000 in 1995, and the number and value of options held on December 31, 1995 by such individuals. The Company does not have any outstanding SARs.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                       SHARES       AGGREGATE        OPTIONS AT FY-END (#)               FY-END ($)
                     ACQUIRED ON      VALUE       ----------------------------   ---------------------------
       NAME          EXERCISE(#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
- -------------------  -----------   ------------   -----------   --------------   -----------   -------------
Dennis Alter.......          0      $        0       243,750         93,750      $ 5,698,875    $ 2,092,875
Alex W. Hart.......          0      $        0        37,500        412,500      $   334,500    $ 1,491,500
Richard A.
  Greenawalt.......    110,000      $4,153,804       951,896         48,750      $31,809,462    $ 1,011,075
Robert A.
  Marshall.........     80,000      $2,498,750       288,125        103,125      $ 9,324,850        767,513
Anthony P.
  Brenner..........          0      $        0        18,000         44,000      $   343,395    $   270,015

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for establishing the direction for the Company's executive compensation strategy and monitoring the strategy's implementation. However, the Compensation Committee's determinations regarding compensation of senior executives are generally reviewed and approved by the full Board of Directors (excluding the management directors).

     The Committee and the Board of Directors have established policies designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-target corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives.

     The executive compensation program includes base salary, performance-based annual and long-term incentives, and stock options. Target levels of overall compensation are intended to be consistent with a selected peer group of companies (the "peer group"). While some of these companies are in the Dow Jones Diversified Financial Services Index and some are not, they were generally selected for the peer group because they were considered comparable to the Company either in terms of market capitalization, or because they compete with, or are in lines of business related to, the Company's businesses. For several years total compensation packages have emphasized programs contingent upon the Company's short- and long-term performance as measured by the appreciation in the value of the Company's publicly traded shares. Due to the emphasis on corporate performance and stockholder value when computing total executive compensation, each year the Company's executives could be paid more or less than the peer group's executives, depending upon how the Company has performed and the increase in value of its shares.

THE $1 MILLION DOLLAR CAP ON DEDUCTIBLE EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the types of annual compensation in excess of $1,000,000 that may be deducted for federal income tax purposes for payments to a company's Chief Executive Officer and its four other most highly compensated executive officers. The Committee believes that payment of compensation that is not deductible under Section 162(m) is sometimes in the best interests of the Company, and the Committee and the Board of Directors have accordingly approved such arrangements in certain circumstances.

BASE SALARY

     The Committee establishes base salaries upon a comparison of the prior year's salaries at companies in the peer group. The Company's philosophy is to limit fixed costs in its executives' compensation by emphasizing the variable components of total compensation, i.e., short- and long-term incentives. Base salaries are intended to approximate the median base salaries of the comparator companies. Based on disclosures of 1994 salaries in the proxies of the comparator companies published in 1995, the 1995 base salaries of Mr. Hart, Mr. Alter and one other named executive officer were below the 1994 median base salaries of the peer group companies, and the base salaries of the other two named executive officers were above the median of the peer group's 1994 base salaries.

ANNUAL INCENTIVES

     Each executive officer has an annual "target" bonus. The target bonus is a specified percentage (determined by the executive's position in the Company) of his base salary as of January 1 of that year. For 1995, the named executives' "target" bonuses ranged from 30% to 45% of base salary. (The Committee and the Board of Directors have approved increasing these "target" bonus percentages beginning in 1996, subject to stockholder approval of the Stock Election Plan Proposals at the Meeting, as described in this proxy statement.) Messrs. Turberg and Botel (both of whom are "disinterested persons" (as defined in applicable SEC rules)), serving as a subcommittee of the Committee (the "Subcommittee"), determine the amount, expressed in dollars, of each executive's annual bonus award at the end of the year. However, for 1993, 1994 and 1995, a portion of this annual bonus was payable via accelerated vesting with respect to each year of up to one-third of the restricted shares granted to three of the executives under the Advanta Management Incentive Plan With Stock Election II ("AMIP II"). (Proportionate amounts were payable with respect to 1994 and 1995 to Messrs. Hart and Brenner, each of whom joined the Company as an executive in mid-1994.) For purposes of calculating the bonus award and comparing it to cash bonus awards of the peer group companies, the vested shares are valued at their fair market value on the original grant date.

     The determination of the amount of bonus to be paid is based upon achieving annual financial goals, as certified by the Subcommittee. No bonuses are paid unless a predetermined minimum level of performance is achieved. Achievement of "target" financial goals warrants payment of the "target" bonus award. Accomplishment of financial goals in excess of targeted levels warrants payment of correspondingly larger bonuses with the maximum bonus equaling twice the target level.

     The 1995 performance awards were based principally on return on equity and earnings per share. The Company exceeded both the target return on equity and earnings per share performance goals. In addition to the two primary performance criteria, the Subcommittee also took into account new product development, based on a goal of having the Company invest approximately 10% of its spending in 1995 in new products or new markets. In addition, the Subcommittee considered other subjective factors, including management's maintenance of a proper control environment with respect to the Company's operations and its success in positioning the Company for future profitable growth, when determining performance awards. No specific weights were attached to these other factors. Each of the named executive officers was awarded a bonus of from 173% to 200% of his 1995 target bonus. Notwithstanding these award levels, in 1995 the annual incentive program awards generally resulted in payouts with a value less than the 1994 median cash bonus level of the Company's peer group index. As indicated above, each of these awards was paid in part by the vesting of that portion of the restricted shares granted under AMIP II representing the executives' 1995 "target" bonuses.

LONG-TERM INCENTIVES

     A series of multi-year plans designed to increase ownership of Company stock by the executives comprise the Company's long-term incentive program. The long-term incentive plans (AMIP II, the Advanta Management Incentive Plan With Stock Election III ("AMIP III"), and the Advanta Management Incentive Plan With Stock Election IV ("AMIP IV")), and the annual incentive plan are interlinked, and can be considered components of a single plan. Under AMIP II, the named executives received a restricted stock grant upon the plan's adoption in 1991 (or for Messrs. Hart and Brenner, upon their joining the Company as executives in 1994), equal to their respective projected target bonuses (determined as a percentage of base salary at the time of grant) for 1993, 1994 and 1995 performance (1994 and 1995 performance only for Messrs. Hart and Brenner). (For purposes of this projection only, base salary was assumed to remain at the grant date level. However, the actual target bonuses for 1993, 1994 and 1995 were based on a percentage of the actual base salaries in each respective year.) The restricted stock vests in 10 years but vesting may be accelerated based on achievement of annual performance goals. For achievement of annual performance goals, a portion of each named executive's actual target bonus for 1993, 1994 and 1995 (where applicable) was payable by accelerated vesting of up to one-third of the restricted stock grant (with proportionate amounts payable in 1994 and 1995 to Messrs. Hart and Brenner, as neither was eligible for participation in all three years.) Any bonus awarded in excess of these share amounts was payable in cash. The corporate performance goals to be achieved in order to accelerate vesting are determined annually as described under Annual Incentives above. Bonus awards for senior executives are based entirely on corporate (or, in the case of Messrs. Marshall and Brenner, applicable business unit) performance.

     Similarly, for each named executive, a portion of his 1996, 1997 and 1998 target bonus equal to his target bonus in effect at the time restricted shares were originally granted to him under AMIP III will be payable via accelerated vesting of up to one-third of such AMIP III restricted shares. Likewise, under AMIP IV, a portion of each named executive's 1999, 2000 and 2001 target bonuses equal to his target bonus in effect at the time restricted shares were originally granted to him under AMIP IV will be payable via accelerated vesting of up to one-third of such AMIP IV restricted shares. The increases to each named executive's base salary and/or "target" bonus percentage that were approved by the Board of Directors to be effective January 1, 1996, result in an increased "target" bonus (the "adjusted target bonus") for each named executive for performance in future years commencing with 1996. As described under "PROPOSAL TO APPROVE AMENDMENTS TO THE ADVANTA MANAGEMENT INCENTIVE PLAN WITH STOCK ELECTION III AND THE ADVANTA MANAGEMENT INCENTIVE PLAN WITH STOCK ELECTION IV" in this proxy statement, if the Stock Election Plan Proposals are adopted by the Company's stockholders at the Meeting, each named executive will receive an award of additional AMIP III and AMIP IV restricted shares to reflect the difference between the named executive's target bonus in effect at the time of original grant under each of AMIP III and AMIP IV, respectively, and the named executive's "adjusted target bonus." If the Stock Election Plan Proposals are adopted at the Meeting, for each named executive, a portion of his 1996, 1997 and 1998 "adjusted target bonus" will be payable via accelerated vesting of up to one-third of the additional AMIP III restricted shares to be granted to him, and a portion of his

1999, 2000 and 2001 "adjusted target bonus" will be payable via accelerated vesting of up to one-third of the additional AMIP IV restricted shares to be granted to him.

     The restricted shares subject to accelerated vesting are valued at their fair market value on the grant date in calculating the annual incentive award. Any annual incentive that is earned above this value is payable in cash. Senior executives thereby receive a long-term incentive based on the prospect of appreciation in the value of restricted shares between the date of the grant and the dates of accelerated vesting.

STOCK OPTIONS

     The Stock Option Plan rewards long-term accomplishment, based upon increases in stockholder value. Options are generally granted annually, subject to the Subcommittee's determination. The exercise price of options is 100% of fair market value on the date of grant. Options vest over four years and expire ten years after the grant date.

     The Subcommittee considered performance against the prior year's (1994's) strategic plan when determining the March 1995 individual option grants. Factors taken into account included the magnitude and quality of growth in earnings and managed assets and the level of return on equity achieved. The Subcommittee also assessed each executive officer's expected contribution to the Company based upon the executive's level of responsibility and the strategic value of his position. Prior awards were also considered in determining the size of an option grant in March 1995, with newer executives eligible for proportionately larger awards.

     Additional stock options which, in the Company's regular cycle, would have been granted in the first quarter of 1996, were granted to the executives in December 1995. The options were granted at that time because the Company's stock price was low relative to its value and the Committee therefore decided that granting the stock options in December was advantageous to the Company and the executives. No additional stock options were granted to executive officers in the first quarter of 1996.

     At the request of Messrs. Alter and Greenawalt, the Subcommittee did not grant any options to either of them in 1995.

THE CHIEF EXECUTIVE OFFICERS' 1995 COMPENSATION

     Mr. Alter served as CEO from January through July of 1995, after which he remained as Chairman of the Company. Both as CEO and as Chairman, Mr. Alter was eligible to participate in the same executive compensation plans available to the other executive officers. The Committee's general approach in setting Mr. Alter's target annual compensation is to seek to be competitive with other companies in the peer group index, while maintaining a large variable component in his compensation.

     Mr. Alter's base salary was set based upon his perceived value to the Company in increasing the Company's earnings and shareholder value over the last several years. Mr. Alter has not received a base salary increase for the past six years but has received additional compensation based upon the variable component of his pay (bonus with restricted stock and option grants).

     For 1995, Mr. Alter's base salary and total annual cash compensation were below the 1994 median of the peer group index. Mr. Alter's 1995 annual bonus was tied principally to achievement of return on equity and earnings per share goals. The Company exceeded the target goals for each of these factors. Some consideration was also given to new product development and to the subjective factors described above under "Annual Incentives." Mr. Alter's 1995 target bonus was 45% of his base salary, and his 1995 bonus award equaled 200% of his target bonus.

     Mr. Hart was recruited by the Company as Executive Vice Chairman, based on his role as an industry leader. In August 1995, Mr. Hart was elevated to the position of CEO. Mr. Hart's compensation is intended to be competitive with other companies in the peer group index, while maintaining a large variable component.

     Both as Executive Vice Chairman and as CEO, Mr. Hart was eligible to participate in the same executive compensation plans available to the other executive officers. Mr. Hart's total compensation did not increase in 1995 based on his new position as CEO. His 1995 base salary and his total annual cash compensation were below the 25th percentile mark of the 1994 peer group index. His annual bonus was tied principally to achievement of return on equity and earnings per share goals as well as new product development and other subjective factors described above under "Annual Incentives." Mr. Hart's target bonus was 45% of his base salary, and his 1995 bonus award equaled 200% of his target. (Note that in January 1995, Mr. Hart also was paid his 1994 guaranteed one-time bonus of $525,000. This 1994 bonus was shown in the Summary Compensation Table in last year's proxy statement. It is not included in the Table for 1995.)

     In addition, in January 1994, upon signing his employment agreement, Mr. Hart received 200,000 shares of restricted stock and an option to purchase 100,000 shares of Class B Common Stock at $27.75 per share. The restricted shares, which as of the January 1994 date of grant had a market value of $5.6 million, vest at the rate of 25% per annum for four years, and the options will become exercisable at the same rate. If Mr. Hart leaves the Company's employ before four years have passed, these benefits will vest upon his departure except in certain limited circumstances. In addition, these benefits will vest upon a Change of Control of the Company.

COMPENSATION COMMITTEE

  Philip A. Turberg, Chairman    Max Botel   Arthur P. Bellis*    Warren Kantor*

* Messrs. Bellis and Kantor are involved in designing the compensation plans but do not vote on incentive compensation for the five highest paid executives.

STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Class A Common Stock during the five years ended December 31, 1995 with the cumulative total return on the Standard & Poor's 500 index and the Dow Jones-Diversified Financial Services Companies index. The comparison assumes that $100 was invested on January 1, 1991 in the Class A Common Stock (then described simply as "Common Stock") and in the foregoing indices and assumes the reinvestment of dividends. The price and performance of the Class A Common Stock has been adjusted to reflect (i) the effective two-for-one stock split as a result of the May 5, 1992 dividend of one share of Class B Common Stock for each outstanding share of Class A Common Stock, and (ii) the three-for-two stock split effected by means of a 50% stock dividend in October 1993, as if such dividends had already occurred at January 1, 1991.

                                                  Diversified
      Measurement Period                           Financial
    (Fiscal Year Covered)           Advanta        Services         S&P 500
1/1/91                                   100.0           100.0           100.0
12/91                                    347.4           141.0           126.3
12/92                                    653.6           159.8           131.9
12/93                                   1009.2           179.5           141.3
12/94                                    805.4           171.3           139.1
12/95                                   1174.7           270.5           186.5

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated five candidates to be elected at the Meeting for a three-year term ending in 1999. Each nominee is currently serving as a director of the Company. Ten other directors are currently serving terms which will expire in 1997 or 1998.

     Each nominee has consented to being named in the proxy statement and to serve if elected. Candidates for director will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors, assuming a quorum is present at the Meeting. If prior to the Meeting any nominee should become unavailable to serve, the shares represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by the Board of Directors, unless the Board should determine to reduce the number of directors pursuant to the By-Laws.

     Certain information regarding each nominee and each director continuing in office is set forth below, including such individual's age and principal occupation, a brief account of business experience during at least the last five years and other directorships currently held at other publicly held companies.

     Messrs. Alter, Bellis, Botel and Braemer have been directors of the Company since its incorporation in 1974. Messrs. Kantor and Turberg were first elected as directors by the stockholders in 1986. Messrs. Greenawalt, Dunkelberg, Brenner, Naples, Hart, Hall, Ksansnak, Rosoff and Ms. Becker Dunn were first elected by the Board in November 1987, June 1990, May 1992, November 1992, February 1994, September 1994, August 1995, February 1996 and March 1996, respectively.

NOMINEES FOR ELECTION FOR A TERM EXPIRING IN 1999

                 Max Botel                                     James E. Ksansnak
                 Richard J. Braemer                            Philip A. Turberg
                 Anthony P. Brenner

     Mr. Botel, age 56, has been, for more than five years, a partner in the law firm of Botel, Binder & Weiss. From February 1985 he also served as Vice President of Penn Center Investments, Inc., a securities brokerage firm, of which firm he became President in January 1995.

     Mr. Braemer, age 55, has been a partner in the law firm of Ballard Spahr Andrews & Ingersoll since January 1994. Prior to that, he was a partner in the law firm of Hangley Connolly Epstein Chicco Foxman & Ewing from May 1992. Prior to that time he was, for more than five years, a shareholder and director of Braemer Abelson & Hitchner, a professional corporation engaged in the practice of law, and a partner in the predecessor law partnership of Braemer Abelson & Hitchner (formerly, Braemer and Abelson). Mr. Braemer is a director of Toll Brothers, Inc.

     Mr. Brenner, age 38, is the Senior Managing Director of Advanta Partners LP, the Company's venture capital partnership organized in 1994. Prior to joining Advanta Partners, Mr. Brenner was President of Cedar Capital Investors, LTD, the managing general partner of a private equity investment partnership, since November 1988, and in that capacity undertook management responsibilities for companies in which the partnership had invested. (For a description of Mr. Brenner's employment agreement with Advanta Partners LP, see "Other Matters" on page 20 of this proxy statement.)

     Mr. Ksansnak, age 56, is Executive Vice President and Chief Financial Officer for ARAMARK Corporation. He has been with ARAMARK since May 1986 and is responsible for financial matters, planning and development, tax, internal audit and information technology across all business units. Before joining ARAMARK he had been a partner of Arthur Andersen & Co. since 1971. In 1974, he became Partner-in-Charge of the Audit Practice in Philadelphia, and was Managing Partner of the Philadelphia office from 1979 to 1986. Mr. Ksansnak is a director of CSS Industries, Inc. and Roy F. Weston, Inc.

     Mr. Turberg, age 67, has been an independent management consultant affiliated with Firemark Group, Inc. in Parsippany, New Jersey, a firm specializing in research for insurance companies, since September 1993. Prior to that he was affiliated with the accounting firm of KPMG Peat Marwick in New York City from February 1989. Prior to that he had been, for more than five years, President of Huggins Financial Services, Inc., a management consulting firm.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF ALL FIVE NOMINEES FOR ELECTION.

INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 1997

                 Richard A. Greenawalt                         Ronald J. Naples
                 Alex W. Hart                                  William A. Rosoff
                 Warren Kantor

     Mr. Greenawalt, age 52, was elected President and Chief Operating Officer of the Company in November 1987. Prior to joining the Company, Mr. Greenawalt served as President of Transamerica Financial Corp., Los Angeles, California, from May 1986. For the 15 years prior to that, Mr. Greenawalt served in various capacities with Citicorp, including most recently as Chairman and Chief Executive Officer of Citicorp Person-to-Person, Inc., and, prior to that, as President and Chief Executive Officer of Citicorp Retail Services, Inc.

     Mr. Hart, age 55, joined the Company in March 1994 as a Director and Executive Vice Chairman. In August 1995 he became Chief Executive Officer. For the five years prior to that he had been President and Chief Executive Officer of MasterCard International, Inc., a worldwide association of over 29,000 member financial institutions. Prior to joining MasterCard in November 1988, Mr. Hart was Executive Vice President of First Interstate Bancorp, Los Angeles, California. (For a description of Mr. Hart's employment agreement with the Company, see "Other Matters" on page 20 of this proxy statement.)

     Mr. Kantor, age 54, is a private investor and financial consultant to the Company. He served as Executive Vice President and Chief Financial Officer of the Company from 1986 to November 1993, and Vice Chairman from November 1993 until September 1994. Prior to joining the Company, he had been, for more than ten years, a partner of the accounting firm of Arthur Andersen & Co. Prior to his resignation, he was in charge of the Financial Services Division of Arthur Andersen & Co. in Philadelphia, Pennsylvania and was the audit partner assigned to the Company's account. Mr. Kantor is a director of Olympic Financial Ltd., a publicly held auto finance company.

     Mr. Naples, age 50, has been President and Chief Executive Officer of Quaker Chemical Corporation, a manufacturer of chemical specialties, since October 1995. Mr. Naples was Chief Executive Officer of Hunt Manufacturing Co., a manufacturer and distributor of office and art/craft products, from 1981 to 1995, and Chairman of the Board of Hunt from 1987 to 1995. He is a former White House Fellow, and served on the White House Staff during the Ford Administration as Assistant to the Counsellor to the President for Economic Affairs, and as a Special Assistant to the head of the Federal Energy Administration.

     Mr. Rosoff, age 52, joined the Company in January 1996 as a Director and Vice Chairman. Prior to joining the Company, Mr. Rosoff was a long time partner in the law firm of Wolf, Block, Schorr and Solis-Cohen, the Company's outside counsel, where he advised the Company for over 20 years. While at Wolf, Block, Schorr and Solis-Cohen he served as Chairman of its Executive Committee and, immediately before joining the Company, as a member of its Executive Committee and Chairman of its Tax Department. Mr. Rosoff is a Trustee of RPS Realty Trust. (For a description of Mr. Rosoff's employment agreement with the Company, see "Other Matters" on page 21 of this proxy statement.)

INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 1998

                 Dennis Alter                                  Dana Becker Dunn
                 Arthur P. Bellis                              Robert C. Hall
                 William C. Dunkelberg

     Mr. Alter, age 53, became Executive Vice President and a Director of the Company's predecessor organization in 1967. He was elected President and Chief Executive Officer in 1972, and Chairman of the Board of Directors of the Company in August 1985. In February 1986, he relinquished the title of President, and in August 1995 he relinquished the title of Chief Executive Officer. Mr. Alter remains Chairman of the Board of Directors.

     Mr. Bellis, age 52, has been a private investor since January 1993. Prior to that time, from March 1986 he was Chairman and, until June 1991, Chief Executive Officer of Boca Bank, Boca Raton, Florida. He was also Chairman and Chief Executive officer of Boca Bancorp, Inc., the bank's holding company, from its formation in December 1986. Mr. Bellis has served on the Board of United Way International since December 1993.

     Dr. Dunkelberg, age 53, is Professor of Economics and Director of the Center for Entrepreneurship at Temple University. He served as Dean of the School of Business and Management at Temple from 1987 through 1994. Prior to that, Dr. Dunkelberg was a professor of economics and management at Purdue and Stanford Universities. As an authority on consumer credit and small business, he is a member of the U.S. Census Advisory Committee and the Board of the National Bureau of Economic Research.

     Mr. Hall, age 64, is Vice President of The Thomson Corporation, with responsibilities for technology and global expansion. Until January 1995, Mr. Hall was Chief Executive Officer of the Thomson Information/Publishing Group, a worldwide operation with $3.0 billion in sales, 140 companies, and 22,000 employees, and a member of the Thomson Corporation Board of Directors. From 1984 to 1992 Mr. Hall was Vice Chairman, then Chairman, of WICAT Systems, a developing education system company.

     Ms. Becker Dunn, age 45, has been Vice President -- Multimedia Market Offers for Lucent Technologies, Inc. (formerly AT&T's Systems and Technology unit) since December 1994. Prior to that, for more than five years, she served in various capacities with AT&T, including most recently as Vice President of Strategic Planning and New Business Development for Consumer Communications and, before that, as Vice President and Chief Technical Officer for AT&T's Call Servicing (Long Distance). Ms. Becker Dunn is a member of the Board of Trustees of the Alliance for Employee Growth and Development and serves on the Board of Advisors to Arizona State University's First Interstate Center for Services Marketing.

COMMITTEES, MEETINGS AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Board of Directors held eight meetings and acted once by unanimous consent during the last fiscal year. All directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which they served.

     The Board of Directors has an Audit Committee currently composed of Messrs. Braemer, Dunkelberg and Ksansnak. The Audit Committee reviews and evaluates the Company's internal accounting and auditing procedures; recommends to the Board of Directors the firm to be appointed as independent accountants to audit the Company's financial statements; reviews with management and the independent accountants the Company's year-end operating results; reviews the scope and results of the audit with the independent accountants; reviews with management the Company's interim operating results; and reviews the non-audit services to be performed by the firm of independent accountants and considers the effect of such performance on the accountants' independence. The Audit Committee met six times in 1995.

     The Board of Directors has appointed a Compensation Committee currently composed of Messrs. Bellis, Botel, Turberg and Kantor. The Compensation Committee reviews compensation arrangements for executives, reviews and makes recommendations to the full Board regarding the adoption or amendment of employee benefit plans, and administers the Company's employee stock purchase plan. The Compensation Committee met five times in 1995.

     The Board of Directors has established a committee (the "Plan Administration Committee") to administer the Company's Stock Option and Restricted Stock Plans (the "Plans"). The Plan Administration Committee acted by consent twenty-two times during 1995. In December 1995, the Plan Administration Committee was divided into two subcommittees. One subcommittee, currently composed of Messrs. Turberg and Botel (each of whom is a "disinterested person" under applicable SEC rules), administers the Plans with respect to Section 16 Officers (as hereinafter defined) and non-employee Directors. The other subcommittee, currently composed of Messrs. Alter, Hart, Greenawalt and Rosoff, administers the Plans with respect to persons other than Section 16 Officers and non-employee Directors. The Plan Administration Committee also has authority to designate whether options granted are intended to qualify as incentive stock options or are to be non-qualified stock options.

     The Board of Directors has a Nominating Committee to identify and recommend to the Board of Directors individuals to serve on the Board, which individuals are to be selected, according to the Board resolution establishing the Nominating Committee, on the basis of their integrity, leadership ability, financial sophistication and capacity to help guide the Company successfully into the 21st century. The current members of the Nominating Committee are Messrs. Bellis, Braemer and Naples. The Nominating Committee met three times in 1995. The Nominating Committee will consider nominees recommended by stockholders; any such nominations must comply with the requirements of the Company's By-Laws, including delivery to the Company at least thirty days before the meeting of stockholders of a written request from a stockholder of record that the individual's name be placed in nomination, accompanied by the written consent of such individual to serve as a director.

     Members of the Board of Directors who are not officers or employees of the Company receive an annual retainer of $25,000 for service on the Board, $10,000 as an annual retainer for service on a Board Committee (other than as a Committee chairperson, for whom the annual retainer is $15,000), and are paid $1,000 per day for each Board or Board Committee meeting attended (chairmen are paid $1,500 per day for each Committee meeting they chair). However, Messrs. Turberg and Botel are not compensated separately for serving on the Plan Administration Committee, as such service is considered ancillary to their service on the Compensation Committee. The chairmen of the Audit Committee, the Compensation Committee and the Nominating Committee are Messrs. Braemer, Turberg and Bellis, respectively. In addition, for each non-employee Director, the Company pays the premiums on a $500,000 term life insurance policy on which there is no build-up in cash value, but as to which the non-employee Director has the right to designate the beneficiary under the applicable policy. Under the Company's 1992 Stock Option Plan each non-employee Director currently receives an annual grant, on the fourth Wednesday in January, of an option to purchase 9,000 shares of Class B Common Stock, at an exercise price equal to the fair market value of such stock on the grant date. Each such option becomes exercisable on the anniversary of the grant date at the rate of 25% per year for four years, and expires ten years from the grant date. If the Option Plan Proposal is approved by the stockholders at the Meeting, commencing in January 1997, the annual grant of options to non-employee Directors will be reduced to an option to purchase 7,500 shares of Class B Common Stock (see page 21 of this proxy statement). Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and committees thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     In 1995, the Company engaged Mr. Bellis as a consultant to assist in the evaluation of certain new business opportunities. The Company paid Mr. Bellis for his services at the rate of $2,000 per day through May 1995, and thereafter at the reduced rate of $14,000 per month plus reimbursement of expenses. The consulting fees paid to Mr. Bellis in 1995 totalled $147,000, plus $14,309.59 of expense reimbursement.

     As an officer and full-time employee of the Company, Mr. Kantor had participated in AMIP II and AMIP III, and pursuant to those plans restricted shares of Class A and Class B Common Stock had been granted to him in respect of his anticipated "target" bonuses for calendar years 1994 through 1998. He had also received stock options under the 1992 Stock Option Plan. When Mr. Kantor resigned as an officer in 1994 so as to devote his time to other matters, he and the Company entered into an arrangement pursuant to which he would continue to devote approximately one-third of his time to the Company's business. For calendar year 1995, the Company compensated Mr. Kantor for these services by vesting in March 1996 (a) 3,989 shares of Class A Common Stock and 3,989 shares of Class B Common Stock granted to Mr. Kantor under AMIP II, which is one-third of the shares which would have been subject to vesting under AMIP II for Mr. Kantor's 1995 performance had he continued as a full-time employee through 1995, and (b) options to purchase 17,292 shares of Class B Common Stock pursuant to options granted to Mr. Kantor in 1992, 1993, 1994 and 1995 which is equal to the sum of (x) the number of options which would have vested had Mr. Kantor only received a grant of 9,000 non-employee Director options in each of those years, plus (y) one-third of the options in excess of those described in (x) which would have vested had he continued as a full-time employee through 1995. For calendar year 1996, the Company will compensate Mr. Kantor for his services by vesting in 1997 (a) 3,989 restricted shares of Class A Common Stock and 3,989 restricted shares of the Class B Common Stock granted to Mr. Kantor under AMIP II, which is one-third of the shares which would have been subject to vesting under AMIP II for Mr. Kantor's 1995 performance had he continued as a full-time employee through 1995, and (b) options to purchase 14,042 shares of Class B Common Stock pursuant to options granted to Mr. Kantor in 1992, 1993, 1994 and 1995 which is equal to the sum of (x) the number of options which would have vested had Mr. Kantor only received a grant of 9,000 non-employee Director options in each of those years, plus (y) one-third of the options in excess of those described in (x) which would have vested had he continued as a full-time employee through 1996.

OTHER MATTERS

     In January 1994, Mr. Hart and the Company entered into an agreement pursuant to which Mr. Hart's base salary was set at not less than $495,000. In addition, he received 200,000 restricted shares of Class B Common Stock and an option to purchase 100,000 shares of Class B Common Stock at $27.75 per share. The restricted shares, which as of the January 1994 date of grant had a market value of $5.6 million, will vest at the rate of 25% per annum for four years, and the options will become exercisable at the same rate. Should Mr. Hart leave the Company's employ before four years have passed, these benefits will vest upon the departure except in certain limited circumstances. In addition, these benefits will vest upon a change of control of the Company (as defined in the agreement). Mr. Hart also received, in January 1995, a guaranteed one-time bonus of $525,000 (which is included in the 1994 bonus shown in the Summary Compensation Table on page 7 of this proxy statement), and he is eligible to receive annual bonuses under AMIP III and AMIP IV.

     Mr. Brenner is the Senior Managing Director of Advanta Partners LP (the "Partnership"), the Company's venture capital limited partnership. In May 1994, Mr. Brenner and the Partnership entered into an employment agreement pursuant to which Mr. Brenner agreed to serve as the Partnership's Senior Managing Director for an initial term of five years (the "Current Term"), renewable for subsequent one year terms under certain circumstances (each, an "Extended Term"). Under the agreement, Mr. Brenner's annual base salary is set at not less than $250,000. In addition, Mr. Brenner is eligible to receive annual bonuses under AMIP III and AMIP IV. Under certain circumstances the Partnership may terminate Mr. Brenner's employment prior to the end of the Current Term. If such an early termination occurs, other than for cause or Mr. Brenner's death, disability or resignation, Mr. Brenner is entitled to receive severance pay as follows: (a) if the early termination occurs within 2.5 years of the date of the employment agreement, Mr. Brenner shall receive payments equal to 200% of his annual base salary in effect on the date of termination; or (b) if the early termination occurs after 2.5 years have elapsed, Mr. Brenner shall receive 100% of his annual base salary in effect on the date of termination. If Mr. Brenner's employment is terminated by the Partnership prior to the end of any Extended Term, other than for cause or Mr. Brenner's death, disability or resignation, Mr. Brenner shall receive severance pay equal to the then remaining monthly installments of his annual base salary in effect at the time of such termination. In addition to the compensation Mr. Brenner receives under the employment agreement, as a limited partner of the Partnership he is entitled to receive a portion of certain distributions made by the Partnership to its partners in accordance with the terms of the Agreement of Limited Partnership of Advanta Partners LP, dated as of May 6, 1994 (the "Partnership Agreement"). Pursuant to the Partnership Agreement, Mr. Brenner's right to receive his portion of any such Partnership distributions vests at the rate of 20% per year on each of the first five anniversaries of the date of his employment agreement. In addition to his rights under the Partnership Agreement, Mr. Brenner's employment agreement provides that in the event of a Change of Control (as defined in the employment agreement) of the Company or a termination of the employment agreement without cause, Mr. Brenner's vested percentages in his portion of the Partnership's distributions shall accelerate to be 100% vested.

     In January 1996, Mr. Rosoff and the Company entered into an agreement under which Mr. Rosoff's annual base salary is a minimum of $475,000. He is entitled to receive a guaranteed cash bonus which, together with his base salary, will bring his annual cash compensation to not less than $750,000. He is also entitled to participate in AMIP III and AMIP IV (with a target bonus of at least 75% of his base salary) and is guaranteed that his total annual compensation from base salary, guaranteed cash bonus and AMIP award will be at least $1 million. In anticipation of his execution of the agreement, the Company paid him a one time signing bonus of $950,000 in December 1995. In addition, pursuant to this agreement he received 100,000 restricted shares of Class B Common Stock and, subject to approval of the Option Plan Proposal by the Company's stockholders at the Meeting, an option to purchase 50,000 shares of Class B Common Stock at $34.00 per share, the fair market value of the shares on the date of grant. The restricted shares, which as of the January 1996 date of grant had a market value of $34.00 per share, will vest at the rate of 25% per annum over four years, with the first installment vesting January 15, 1997, and the options will become exercisable in the same installments one day later. Should Mr. Rosoff leave the Company's employ before four years have passed, these benefits will vest upon the departure except in certain limited circumstances. In addition, these benefits will vest upon a change of control of the Company (as defined in the agreement). The Company has agreed that the 100,000 shares of restricted Class B Common Stock will have a fair market value sufficient to allow Mr. Rosoff to realize $40 per share net after applicable taxes resulting from an assumed sale of such shares on January 15, 2000 and from income recognized in the year 2000 on the receipt of the shares, and it will make non-interest bearing loans to him in the interim sufficient to pay his taxes arising from his receipt of the shares. If such net after tax proceeds are insufficient to realize $40 per share and repay such loans, sufficient loans will be canceled and a payment will be made in cash and/or Class B Common Stock to Mr. Rosoff to make up the shortfall.

     The Company may periodically utilize the legal services of the law firm of Ballard Spahr Andrews & Ingersoll ("Ballard"), of which firm Mr. Braemer has been a partner since January 1994. The Company expects that the dollar amount of legal services which will be provided to it by Ballard attorneys will be immaterial both to the Company and to Ballard. In addition, Ballard has agreed that Mr. Braemer will receive no direct or indirect benefit, as a partner of Ballard, as the result of any legal services Ballard may provide to the Company, nor will he participate in, or be apprised of, any such legal services.

                      PROPOSAL TO APPROVE THE AMENDED AND
                        RESTATED 1992 STOCK OPTION PLAN

     On March 7, 1996, the Company's Board of Directors adopted the Company's Amended and Restated 1992 Stock Option Plan (the "Plan"), subject to approval of the Plan by the Company's stockholders at the Meeting. The Plan, which was originally approved by the Company's stockhold-ers at the Annual Meeting of Stockholders on April 24, 1992, is proposed to be amended in the following respects:

          (a) To increase the aggregate maximum number of shares of Class A Common Stock and Class B Common Stock (collectively, "Common Stock") which may be issued under the Plan from 3,600,000 shares to 10,000,000 shares.

          (b) To add a provision to the Plan providing that no person may be granted options under the Plan during any calendar year to purchase in excess of 500,000 shares of Common Stock. Previously, no such limitation existed. The addition of such a provision is necessary in order to treat the income attributable to the exercise of options granted pursuant to the Plan as a deductible "performance-based" compensation expense under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").
     Section 162(m) of the Code denies a tax deduction to a publicly held corporation for compensation in excess of $1,000,000 paid to the Chief Executive Officer and to any of the four most highly compensated officers (in addition to the CEO) whose compensation is required to be disclosed to stockholders under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), unless such compensation is "performance-based."

          (c) To change the definition of "affiliate" to include any business entity in which the Company, directly or indirectly, has an equity interest of at least twenty percent (20%) or a significant financial interest, provided the Plan Administration Committee (as defined below) has determined that such entity shall be deemed an "affiliate" for purposes of the Plan.

          (d) To provide that each non-employee Director will receive an option to purchase 15,000 shares of Class B Common Stock upon his or her initial election to the Board and will receive annually thereafter an option to purchase 7,500 shares of Class B Common Stock. Prior to the amendment, the initial grant to each non-employee Director was 15,000 shares of Class B Common Stock and subsequent annual grants were 9,000 shares of Class B Common Stock.

     The stock option for 200,000 shares of Class B Common Stock granted in December 1995 to Mr. Hart (as described in this proxy statement under "Stock Option Grants"), and the stock option for 50,000 shares of Class B Common Stock granted in January 1996 to Mr. Rosoff (as described in this proxy statement under "Other Matters"), were each granted subject to stockholder approval of the Option Plan Proposal at the Meeting. Other than the option to purchase 15,000 shares of Class B Common Stock granted to a non-employee Director upon his or her initial election to the Board and the option to purchase 7,500 shares of Class B Common Stock granted to non-employee Directors annually thereafter, the grantees and number of shares of future grants pursuant to the Plan, as amended, are not presently determinable.

     The major provisions of the Plan, as amended and restated, are described below.

     All employees of the Company and its affiliates (as of December 31, 1995, approximately 2,400 people), as well as non-employee Directors of the Company, are eligible to receive options under the Plan. Solely with respect to the granting of non-qualified stock options pursuant to the Plan, the term "affiliate" shall include, in addition to any corporation which is a parent or subsidiary corporation with respect to the Company, any business entity in which the Company, directly or indirectly, has an equity interest of at least twenty percent (20%) or a significant financial interest, provided the Plan Administration Committee has determined that such entity shall be deemed an "affiliate" for purposes of the Plan. Options awarded may be options to purchase either Class A Common Stock or Class B Common Stock, provided that the aggregate number of shares of Class A Common Stock and Class B Common Stock issued pursuant to the Plan may not exceed 10,000,000 shares.

     The Plan authorizes the Board of Directors to administer the Plan or to:
(i) designate a committee composed of two or more of its non-employee Directors to operate and administer the Plan; (ii) designate two committees to operate and administer the Plan, one of such committees composed of two or more of its non-employee Directors to operate and administer the Plan with respect to the Company's Section 16 Officers (as defined below), and the other such committee composed of two or more directors (whether or not non-employee Directors) to operate and administer the Plan with respect to persons other than
Section 16 Officers and non-employee Directors; or (iii) designate only one of the two committees referred to in subparagraph (ii) and itself operate and administer the Plan with respect to persons not within the jurisdiction of such committee. The Board of Directors has established a Plan Administration Committee to administer the Plan. In December 1995, the Board of Directors divided the Plan Administration Committee into two subcommittees and designated Messrs. Botel and Turberg (each of whom is a non-employee Director) to be members of one subcommittee to administer the Plan with respect to Section 16 Officers and non-employee Directors, and designated Messrs. Alter, Hart and Greenawalt (amended in March 1996 to add Mr. Rosoff) to be members of the other subcommittee to administer the Plan with respect to all other employees who are not Section 16 Officers or non-employee Directors. For purposes of the Plan, "Section 16 Officer" means any employee who is an "officer" of the Company as defined for purposes of Section 16 of the Exchange Act.

     Except as described below with respect to grants of options to non-employee Directors, the Plan Administration Committee has full authority to determine the persons to whom and the times at which options shall be granted, the number of option shares to be granted, the class of option shares to be granted and the price and other terms of options. The proposal to amend the Plan to increase the maximum number of shares which may be issued under the Plan to 10,000,000 shares is designed to provide the Company with flexibility to make option grants for several years. Presently, the Company anticipates that a maximum of 10,000,000 shares available for issuance under the Plan will be sufficient to allow it the necessary flexibility through at least December 31, 2000. The Plan Administration Committee presently intends to award options to purchase only Class B Common Stock under the Plan. The Plan Administration Committee has the authority to designate whether options granted are intended to qualify as incentive stock options under the Code, or are to be nonqualified stock options. Any options granted under the Plan which lapse or are terminated without being exercised will again become available for future grant under the Plan; and any option so subsequently granted need not have the same tax characteristics as the previously lapsed or terminated option, i.e., upon termination of an incentive stock option a new non-qualified stock option may be granted covering the same shares.

     Under the Plan, each non-employee Director will receive an annual, non-discretionary grant of 7,500 options; except that any new non-employee Director will, upon being elected to the Board of Directors on or after March 7, 1996, receive a non-discretionary grant of 15,000 options, which shall be the only grant of options received by such new director in that calendar year. No discretionary options may be granted to non-employee Directors under the Plan. The purchase price of Common Stock upon exercise of options granted to non-employee Directors is the fair market value of the Common Stock on the date of grant, which the Plan defines as the closing market price of the Common Stock on the date of grant. Furthermore, all options granted to non-employee Directors will only become exercisable ("vest") over a four year period, with 25% vesting on each of the first four anniversaries of the date of grant. No such option may be exercised more than ten years after the date on which it is granted, and none may be granted after January 2002.

     While the Plan does not prohibit the Plan Administration Committee from granting options to grantees (other than non-employee Directors) with an exercise price less than the fair market value of the Common Stock at the time of grant ("discounted" stock options), the Plan Administration Committee has currently adopted policies providing that no person may receive discounted stock options and that all options will vest under the four year vesting schedule described above. Though empowered to do so, the Plan Administration Committee has no present intention of modifying these policies.

     Under the Plan, vested options may generally be exercised in whole or in part at any time. The purchase price payable upon the exercise of an option (the "exercise price") may be paid in cash or by certified or cashier's check. The Company will also allow the exercise of an option upon the receipt of a commitment from a registered broker-dealer firm to forward the exercise price to the Company within three business days. This permits an employee to exercise an option and simultaneously sell the option shares through his or her broker. The broker then forwards the exercise price to the Company upon the settlement of the stock sale, which normally occurs three business days after the trade date. The Plan also authorizes the Plan Administration Committee to approve payment of the exercise price by delivery of shares of Common Stock owned by the optionee with a fair market value equal to the exercise price. However, the Plan Administration Committee does not presently permit such "stock for stock" exercises.

     Under the Plan, stock options generally expire not more than ten years after the date of grant. In addition, under the Plan each option will expire earlier upon the first to occur of the following: (a) two years after the optionee's retirement; (b) 180 days after the optionee's disability or death;
(c) the last day of the optionee's employment with the Company or its affiliate, if the optionee voluntarily resigns; (d) immediately upon a finding by the Plan Administration Committee that the optionee has breached his or her employment contract with the Company or its affiliate or has been engaged in any sort of disloyalty or dishonesty to the Company or its affiliate; or (e) thirty days after the optionee's employment with the Company or its affiliate terminates, under circumstances other than those described in the preceding clauses (a) to
(d). Furthermore, the Plan Administration Committee has the authority under the Plan to accelerate the expiration date of options in the event the Company is to be liquidated, acquired, or merged into another company, and upon the occurrence of any such event (defined in the Plan as a "Change of Control") all outstanding options will become immediately exercisable in full.

     The Plan may be amended at any time by the Board of Directors, provided that no such amendment may adversely affect any outstanding option without the consent of the optionee. Furthermore, unless approved by a vote of the stockholders within twelve months before or after the adoption of the amendment, no amendment may change the class of individuals eligible to receive incentive stock options or increase the number of stock options which may be granted under the Plan.

     The Company has been advised that, under the Code and the Plan Administration Committee's policies as now in effect, a recipient of a non-qualified stock option under the Plan will pay no tax upon receipt of the option. Upon exercise of the non-qualified option, recipients will be taxed at ordinary income rates, and the Company will have a corresponding deduction, in the amount of the difference between the exercise price and the then current market price of the Common Stock. Thereafter, a sale of the shares following a change in the market price of the Common Stock will result in a short-term or long-term capital gain or loss, depending upon the period of time for which the stock is held. There are no tax consequences to the Company upon the sale of the stock by the optionee.

     As noted above, options granted under the Plan may be intended to qualify under the Code as incentive stock options. The Company has been advised that, under the law as now in effect, an incentive stock option recipient will pay no tax upon receipt or exercise of the option (other than a possible alternative minimum tax upon exercise of the option). If no disposition of the stock received upon exercise of the option is made within two years of the granting of the option or within one year of the exercise, then upon subsequent sale of the stock, the difference between the sale price of the stock and the option price will be taxed as long-term capital gain or loss. If the holding periods described above are met, the Company will receive no deduction for the difference between the exercise price and the market price at the time of exercise. The Plan Administration Committee has adopted a current policy that no incentive stock options will be granted. However, the Plan Administration Committee has the authority to revise this policy in the future, should conditions so warrant in the Plan Administration Committee's sole discretion.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1992 STOCK OPTION PLAN.

                     PROPOSALS TO APPROVE AMENDMENTS TO THE
                  ADVANTA MANAGEMENT INCENTIVE PLAN WITH STOCK
                    ELECTION III AND THE ADVANTA MANAGEMENT
                     INCENTIVE PLAN WITH STOCK ELECTION IV

     On October 26, 1995 and on March 7, 1996, the Company's Board of Directors amended each of the Advanta Management Incentive Plan With Stock Election III ("AMIP III") and Advanta Management Incentive Plan With Stock Election IV ("AMIP IV"), subject to stockholder approval. AMIP III and AMIP IV (together the "Stock Election Plans") differ only with respect to the years to which each plan applies and the number of shares of Class B Common Stock which may be granted under each plan. AMIP III was originally approved by the Company's stockholders at the April 15, 1993 annual meeting, and AMIP IV was originally approved by the Company's stockholders at the April 25, 1995 annual meeting. The Stock Election Plans are proposed to be amended in the following respects:

          (a) To increase the number of shares of Class B Common Stock which may be issued pursuant to AMIP III from 600,000 shares to 1,200,000 shares, and pursuant to AMIP IV from 500,000 shares to 1,500,000 shares.

          (b) To permit a participant's "Target Bonus Percentage" (as defined below) to be increased in the discretion of the Plan Administration Committee. Prior to the amendment, a participant's Target Bonus Percentage could be increased only in connection with such participant's receiving a promotion.

          (c) To change the definition of "subsidiary" to include any business entity in which the Company, directly or indirectly, has an equity interest of at least twenty percent (20%) or a significant financial interest, provided the Plan Administration Committee has determined that such entity shall be deemed a "subsidiary" for purposes of the Stock Election Plans.

     The principal provisions of each Stock Election Plan, as amended, are described below.

     The Stock Election Plans are designed to provide incentives to certain employees to remain in the employ of the Company, its subsidiaries and certain affiliates and devote themselves to their success. Each Stock Election Plan authorizes the granting of awards in the form of restricted shares ("Restricted Shares") of Class B Common Stock (a "Restricted Stock Award"), subject to risks of forfeiture which may be eliminated over time based on performance criteria. (Each employee upon receipt of an award is an "Award Recipient.") The aggregate maximum number of Restricted Shares which may be granted under each of AMIP III and AMIP IV is 1,200,000 and 1,500,000, respectively.

     Each Stock Election Plan authorizes the Board of Directors to administer the Stock Election Plan or to: (i) designate a committee composed of two or more of its non-employee Directors to operate and administer the Stock Election Plan;
(ii) designate two committees to operate and administer the Stock Election Plan, one of such committees composed of two or more of its non-employee Directors to operate and administer the Stock Election Plan with respect to the Company's
Section 16 Officers and non-employee Directors, and the other such committee composed of two or more directors (whether or not non-employee Directors) to operate and administer the Stock Election Plan with respect to persons who are not Section 16 Officers; or (iii) designate only one of the two committees referred to in subparagraph (ii) and itself operate and administer the Stock Election Plan with respect to persons not within the jurisdiction of such committee. The committee currently designated by the Board to administer the Stock Election Plans is the Plan Administration Committee, composed of the two subcommittees described above under "PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1992 STOCK OPTION PLAN." Except as otherwise provided by the terms of the Stock Election Plans, the Plan Administration Committee has full power and authority, in its discretion, to, among other things: grant Restricted Stock Awards; determine to whom and the time when Restricted Stock Awards will be granted; determine the number of Restricted Shares of Class B Common Stock subject to each Restricted Stock Award; determine the restrictions and conditions to which such shares will be subject and the period of time the applicable restrictions and conditions will apply; determine whether the Restricted Shares will contain any restrictive legends and whether the stock certificates representing the shares issued pursuant to a Restricted Stock Award will remain in the custody of the Company during the Restriction Period (as defined below); determine the percentage of the Restricted Shares that will vest in any particular year; and interpret and supervise the administration of the Stock Election Plans.

     Employees (including officers) of the Company and its subsidiaries who have been made eligible to receive a bonus pursuant to the Advanta Management Incentive Plan (the "Incentive Plan") are eligible to receive an award of Restricted Shares under each Stock Election Plan. Approximately 180 employees are currently eligible to receive a bonus under the Incentive Plan and are thereby eligible to participate in the Stock Election Plans.

     In advance of each performance year, the Compensation Committee and/or the Board of Directors determines the bonuses (expressed as a percentage of salary) that the Company anticipates paying pursuant to the Incentive Plan to each eligible employee for services to be performed by such employee during the performance year (the "Target Bonus"). Upon becoming eligible to participate in the Stock Election Plans, each such employee, except for an employee who is a
Section 16 Officer, is given the opportunity to make an irrevocable election as to what percentage (0%, 25%, 50%, 75% or 100%) (the "Elected Percentage") of the employee's Target Bonus in effect as of the date such employee is admitted to participate in the Stock Election Plans (the "Effective Date Target Bonus") he or she wants the Company to pay in the form of a Restricted Stock Award. It is mandatory for all Section 16 Officers, however, that 100% of the Effective Date Target Bonus be payable in the form of a Restricted Stock Award. The employee's Target Bonus in effect on the date of his or her admission into AMIP III will determine the employee's Restricted Stock Award for performance years 1996 through 1998, unless the employee's Target Bonus Percentage (as defined below) is increased as described in the following paragraph. Similarly, the employee's Target Bonus in effect on the date of his or her admission into AMIP IV will determine the employee's Restricted Stock Award for performance years 1999 through 2001, unless the employee's Target Bonus Percentage increases. The Company grants a Restricted Stock Award to the employee pursuant to each of the Stock Election Plans, with the number of Restricted Shares equal to the dollar amount of the employee's Effective Date Target Bonus divided by the Market Price Measurement (as defined herein) of the Class B Common Stock, multiplied by the Elected Percentage, rounded down to the nearest whole number, and then multiplied by three. For purposes of the Stock Election Plans, "Market Price Measurement" means: (i) with respect to employees admitted to participate in the Stock Election Plans on the respective dates on which the Stock Election Plans became effective, the closing market price of the Class B Common Stock on December 1, 1992 ($17.00 per share (as adjusted for the October 1993 three-for-two stock split)) with respect to AMIP III, and on December 2, 1994 ($25.00 per share) with respect to AMIP IV; and (ii) with respect to employees admitted to participate in either Stock Election Plan subsequent to the date such Stock Election Plan became effective, the average of the closing market prices of the Class B Common Stock for each trading day in the ninety (90) day period ending on the day before the employee became eligible to participate in such Stock Election Plan.

     If an employee is a participant in a Stock Election Plan and such employee's prospective Target Bonus is increased to a higher percentage of his or her base salary (the "Target Bonus Percentage") (whether as a consequence of receiving a promotion or of other action by the Plan Administration Committee), then (a) if such person is a Section 16 Officer, such person shall receive an additional Restricted Stock Award reflecting the full amount of the increase in Target Bonus for the years 1996 through 1998 in the case of AMIP III, and 1999 through 2001 in the case of AMIP IV (the "Revised Target Bonus"), or (b) if the participant is not a Section 16 Officer, to the extent the participant previously elected to receive a percentage of his or her bonuses in 1996 through 1998 in the case of AMIP III, and 1999 through 2001 in the case of AMIP IV, in Restricted Stock, those elections also shall be applied to the increase in Target Bonus resulting from the increase in the Target Bonus Percentage arising from the promotion or other action by the Plan Administration Committee. The number of additional Restricted Shares included in the Restricted Stock Award shall be based on the average of the closing market prices of the Class B Common Stock for each trading day in the ninety (90) day period ending on the day before the effective date of the increase in the Target Bonus Percentage arising from the promotion or other action by the Plan Administration Committee.

     On October 26, 1995, the Board of Directors approved increases, effective January 1, 1996, to both the base salaries and the Target Bonus Percentages for certain executive officers and other key employees of the Company. Subject to stockholder approval, the Board also approved amendments to the Stock Election Plans that would permit the Plan Administration Committee to issue additional Restricted Shares under AMIP III and AMIP IV to reflect the incremental potential future Target Bonus dollars for performance years 1996 through 1998 in the case of AMIP III, and performance years 1999 through 2001 in the case of AMIP IV, resulting from the increases in salary and Target Bonus Percentage effective as of January 1, 1996. If the Stock Election Proposals are approved by the stockholders, each Award Recipient whose base salary and/or Target Bonus Percentage was increased as of January 1, 1996 will receive additional Restricted Shares with respect to each of AMIP III and AMIP IV. With respect to each Stock Election Plan, the number of additional Restricted Shares will be equal to the difference between the Target Bonus in effect after the salary and/or Target Bonus Percentage increases and the Effective Date Target Bonus for such employee under such plan, divided by the average of the closing market prices of the Class B Common Stock for each trading day in the ninety (90) day period ending on December 31, 1995 ($39.365), multiplied by the Elected Percentage, rounded down to the nearest whole number, then multiplied by three.

     The following table sets forth the additional Restricted Shares that will be received under the Stock Election Plans for each of the named individuals, all current executive officers (Section 16 Officers) as a group, and all eligible employees who are not Section 16 Officers as a group, as previously determined by the Plan Administration Committee.

                       ADVANTA MANAGEMENT INCENTIVE PLAN
                         WITH STOCK ELECTION III AND IV

                               NEW PLAN BENEFITS

                                          AMIP III                               AMIP IV
                            ------------------------------------   ------------------------------------
    NAME AND PRINCIPAL       CLASS B COMMON     DOLLAR VALUE AT     CLASS B COMMON     DOLLAR VALUE AT
         POSITION           STOCK SHARES (#)   $39.365 PER SHARE   STOCK SHARES (#)   $39.365 PER SHARE
- --------------------------  ----------------   -----------------   ----------------   -----------------
Dennis Alter..............        17,031          $   670,425            17,031          $   670,425
Chairman of the Board
Alex W. Hart..............        22,746          $   895,396            22,746          $   895,396
Chief Executive Officer
Richard A. Greenawalt.....        14,745          $   580,437            14,745          $   580,437
President and Chief
Operating Officer
Robert A. Marshall........         9,183          $   361,489             6,831          $   268,902
Executive Vice President
and Group Executive,
Advanta Personal Payment
Services
Anthony P. Brenner........         6,093          $   239,851             6,093          $   239,851
Senior Managing Director,
Advanta Partners LP
All current executive
officers as a group
(21 persons)..............       113,706          $ 4,476,037           104,157          $ 4,100,140
All eligible employees,
including all current
officers who are not
executive officers, as a
group (160 persons).......        87,060          $ 3,427,117            82,098          $ 3,231,788

     The Restricted Shares covered by a Restricted Stock Award will be vested at the end of 10 years from the date of grant (the "Restriction Period"), unless the Restriction Period has been shortened by the Plan Administration Committee. To the extent that the Award Recipient and the Company meet their respective annual target performance goals for the applicable years as established by the Plan Administration Committee, vesting shall be accelerated annually on such date that the Company elects to pay bonuses. If either the individual's or the Company's goals are not met in full, as determined by the Plan Administration Committee, vesting will be accelerated only to the extent such goals are met for that year. Any bonus actually granted with respect to performance in the years 1996 through 1998 in the case of AMIP III, or 1999 through 2001 in the case of AMIP IV, in excess of the Target Bonus (or the Revised Target Bonus if applicable) will be paid in cash to the employee, and any shortfall of the actual award from the Target Bonus (or the Revised Target Bonus) will be divided between the stock and cash components of the award, on a pro rata basis. Because the Restricted Stock Award for all Section 16 Officers covers 100% of the Revised Target Bonus, with no cash payment for such individuals, any shortfall in the actual bonus award from the Revised Target Bonus will effect a pro rata reduction in the number of shares of Class B Common Stock which become vested.

     If, during the Restriction Period, the Award Recipient's employment with the Company terminates due to the (i) death, (ii) disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) or (iii) retirement of the Award Recipient after December 31, 1995 in the case of AMIP III, or after December 31, 1998 in the case of AMIP IV, or in the event of (or upon the date set by the Plan Administration Committee to be an accelerated vesting date in anticipation of) the occurrence of a transaction or series of related transactions which results in a Change of Control (as described below), the Plan Administration Committee shall, on its own motion or based upon the recommendation of the Board of Directors with respect to the performance of the Award Recipient and the Company for the portion of the then current year prior to such event, direct that the Restricted Stock Award shall vest with respect to a pro rata portion of the Restricted Shares which would have become vested had the Award Recipient worked the entire year. A "Change of Control" is deemed to have occurred upon the earliest to occur of the following events: (i) the Company is dissolved or liquidated or sells substantially all of its operating assets; (ii) the Company is party to a merger or consolidation in which the Company is not the surviving or acquiring entity; (iii) any entity, person or group (other than (A) the Company, any of its subsidiaries or any employee benefit plan sponsored or maintained by the Company or its subsidiaries or (B) any person on the effective date of each Stock Election Plan beneficially owning or controlling more than 25% of the Class A Common Stock) becomes the beneficial owner of, or shall have obtained voting control over, more than 25% of the outstanding shares of Class A Common Stock; or (iv) the first day after each Stock Election Plan is effective when directors are elected such that a majority of the Board of Directors have been members of the Board of Directors for less than two years, unless the nomination for election of each new director who was not a director at the beginning of such two year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period. The purpose of these provisions is to enable an Award Recipient, whose employment terminates during the year as the result of his or her death, disability, retirement or whose employment situation is affected by a Change of Control, to receive a proportionate share of the bonus which the employee would have been paid in stock for that year's performance had such an event not occurred. The Company believes that such pro rata payment is appropriate where the Award Recipient has neither voluntarily terminated employment (other than by retiring after December 31, 1995 in the case of AMIP III or after December 31, 1998 in the case of AMIP IV) nor been dismissed by the Company for poor performance.

     To the extent not vested, all Restricted Shares issued pursuant to Restricted Stock Awards shall be forfeited without any payment of consideration on the date on which an Award Recipient's employment or service with the Company or a subsidiary of the Company terminates for any reason, except as described above with regard to a Change of Control or termination due to disability, death or retirement after December 31, 1995 in the case of AMIP III or after December 31, 1998 in the case of AMIP IV.

     The non-employee members of the Board may amend the Stock Election Plans from time to time in such manner as they may deem advisable, except that they may not, without the consent of the Award Recipient, adversely affect any outstanding Restricted Stock Award.

     Although individual tax situations vary, under current federal income tax law, an Award Recipient will not recognize income upon the grant of the Restricted Stock Award because, at the time of grant, the Restricted Shares will be subject to "a substantial risk of forfeiture" and will not be "transferable" within the meaning of Section 83 of the Code. Instead, unless an Award Recipient elects pursuant to Section 83(b) of the Code to have the Restricted Shares included in his income at their fair market value at the time of grant, an Award Recipient will recognize ordinary compensation income when Restricted Shares vest under the Stock Election Plans in an amount equal to the then fair market value of the shares becoming vested. Income tax withholding will be required.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE ADVANTA MANAGEMENT INCENTIVE PLAN WITH STOCK ELECTION III AND A VOTE "FOR" THE PROPOSAL TO AMEND THE ADVANTA MANAGEMENT INCENTIVE PLAN WITH STOCK ELECTION IV.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has been selected by the Board of Directors as the independent public accountants for the Company's current fiscal year. A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions of stockholders.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 1997 must be received by December 20, 1996, in order to be considered for inclusion in the Company's proxy materials relating to that meeting. Stockholder proposals should be directed to Gene S. Schneyer, Secretary, at the address of the Company set forth on the first page of this proxy statement.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SEC FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO INVESTOR RELATIONS, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

    (LOGO)This proxy statement has been printed entirely on recycled paper.

                                  ADVANTA CORP.

                             1992 STOCK OPTION PLAN

                 (as amended and restated through March 7, 1996)

         1. Purpose. Advanta Corp. hereby adopts the Advanta Corp. 1992 Stock Option Plan (the "Plan"). The Plan is intended to recognize the contributions made to the Company by employees (including employees who are members of the Board of Directors) of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") and/or Class B Common Stock, par value $.01 per share (the "Class B Common Stock") (the Class A Common Stock and Class B Common Stock are hereinafter collectively referred to as the "Common Stock"). In addition, the Plan is intended as an additional incentive to directors of the Company who are not employees of the Company or an Affiliate to serve on the Board of Directors and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of Options to acquire Class B Common Stock.

         2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         (a) "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of section 424(e) or (f) of the Code and, solely with respect to the granting of Non-qualified Stock Options, it shall also mean any corporation, partnership, joint venture or other entity in which the Company, directly or indirectly, has an equity interest of at least twenty percent (20%) or a significant financial interest, provided the Committee has determined that such entity shall be deemed an Affiliate for purposes of Non-qualified Stock Options.

         (b) "Board of Directors" means the Board of Directors of the Company.

         (c) "Change of Control" shall have the meaning as set forth in Section 10 of the Plan.

         (d) "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Committee" shall have the meaning set forth in Section 3 of the Plan.

         (f) "Company" means Advanta Corp., a Delaware corporation.

         (g) "Disability" shall have the meaning set forth in section 22(e)(3) of the Code.

         (h) "Expiration Date" shall mean the expiration date set forth in the Option Document, which shall be subject to the limitations set forth in Subsection 8(e)(i)(A) of the Plan.

         (i) "Fair Market Value" shall have the meaning set forth in Subsection 8(b) of the Plan.

         (j) "Family Transfer" shall have the meaning set forth in Subsection 8(f) of the Plan.

         (k) "ISO" means an Option granted under the Plan which is intended to qualify as an "incentive stock option" within the meaning of section 422(b) of the Code.

         (l) "Non-employee Director" means a member of the Board of Directors who is not an employee of the Company or an Affiliate.

         (m) "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of section 422(b) of the Code.

         (n) "Option" means either an ISO or a Non-qualified Stock Option granted under the Plan.

         (o) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

                  (p) "Option Document" means the document described in Section 8 or Section 9 of the Plan, as applicable, which sets forth the terms and conditions of each grant of Options.

                  (q) "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(b) of the Plan.

                  (r) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

                  (s) "Shares" means the shares of Common Stock of the Company which are the subject of Options.

         3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company; however, the Board of Directors may (i) designate a committee composed of two or more of its Non-employee Directors to operate and administer the Plan in its stead, (ii) designate two committees to operate and administer the Plan in its stead, one of such committees composed of two or more of its Non-employee Directors to operate and administer the Plan with respect to the Company's "Principal Officers" (as defined below), and the other such committee composed of two or more directors (whether or not Non-employee Directors) to operate and administer the Plan with respect to persons other than Principal Officers and Non-employee Directors or (iii) designate only one of the two committees referred to in subparagraph (ii) and itself operate and administer the Plan with respect to persons not within the jurisdiction of such committee. Any of such committees designated by the Board of Directors, and the Board of Directors itself in its administrative capacity with respect to the Plan, is referred to as the "Committee." With respect to Non-employee Directors, who are to be granted Options in accordance with the provisions of Section 9, the directors to whom Options will be granted, the timing of grants of Options, the price at which Shares may be purchased and the number of Shares covered by Options granted to each Optionee shall be as specifically set forth herein, and subject to the foregoing and the other provisions set forth herein, the Plan, as it pertains to Non-employee Directors, shall be administered by the Board of Directors. As used herein, the term "Principal Officers" means any person who is an "officer" within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

                  (a) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

                  (b) Grants. Except with respect to Options granted to Non-employee Directors pursuant to Section 9, the Committee shall from time to time at its discretion direct the Company to grant Options pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the Optionees to whom, the times at which, and the price at which Options shall be granted, (ii) determine the type of Option to be granted and the number and class of Shares subject thereto, and (iii) approve the form and terms and conditions of the Option Documents; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's success and such other factors as it may deem relevant. Notwithstanding the foregoing, grants of Options to Non-employee Directors shall be made in accordance with Section 9. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final, binding and conclusive.

                  (c) Exculpation. No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this Subsection 3(c) shall not apply to (i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

                  (d) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled without further action on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

         4. Grants under the Plan. Grants under the Plan may be in the form of a Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

         5. Eligibility. All employees and members of the Board of Directors shall be eligible to receive Options hereunder. However, Non-employee Directors may receive options only pursuant to Section 9. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee eligible to receive an ISO, a Non-qualified Stock Option or both an ISO and a Non-qualified Stock Option.

         6. Shares Subject to Plan. The aggregate maximum number of Shares for which Options may be granted pursuant to the Plan is Three Million Six Hundred Thousand (3,600,000), subject to adjustment as provided in Section 11 of the Plan. Subject to the provisions of Subsection 9(a), such Shares may be either Class A Common Stock or Class B Common Stock, or any combination of such classes, so long as the aggregate number of shares of both classes for which options are granted pursuant to this Plan does not exceed Three Million Six Hundred Thousand (3,600,000) Shares, subject to adjustment as provided in
Section 11 of the Plan. Effective March 7, 1996, the 3,600,000 Share limits described in this Section shall each be increased to Ten Million (10,000,000) Shares, subject to stockholder approval. The Share limits referred to in this
Section 6 reflect the October 15, 1993 stock dividend effecting a three-for-two spilt-up of both the Class A Common Stock and the Class B Common Stock. The

Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised may again be the subject of one or more Options granted pursuant to the Plan, provided that some or all of the Shares that are again the subject of Options need not be of the same class as the Shares for which the Option was not exercised.

         7. Term of the Plan. The Plan was initially effective as of January 30, 1992, the date on which it was adopted by the Board of Directors. The amendments incorporated in this Plan amendment and restatement are effective March 7, 1996, however, the amendments to Sections 2(a), 5, 6, 8(a) and 9(a) are subject to stockholder approval. No Option may be granted under the Plan after January 29, 2002.

         8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for Federal income tax purposes. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan. However, the provisions of this Section 8 shall not be applicable to Options granted to Non-employee Directors, except as otherwise provided in Subsection 9(c).

                  (a) Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISOs and Options which are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan. Notwithstanding anything herein to the contrary, no employee shall be granted Options to acquire more than Five Hundred Thousand (500,000) Shares during any calendar year.

                  (b) Option Price. Each Option Document shall state the Option Price which, for a Non-qualified Stock Option, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Shares are listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price thereof on the date of grant (for the purposes of Subsection 8(b) and 9(a)) or on the last trading day prior to the date of delivery of Company Common Stock certificates (for the purposes of Subsection 8(d)), or, if the Shares are not so listed or included, the mean between the last reported "bid" and "asked" prices thereof, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

                  (c) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of either (i) payment in full of the Option Price for the Shares to be purchased or
(ii) receipt of the commitment of a registered securities brokerage firm to forward such payment to the Company after the date of exercise. Each such notice shall specify the number and, if applicable, class of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion that an appropriate exemption from such registration is laws, (C) the listing or inclusion of the Shares on any securities exchange or an automataed quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this Subsection 8(c) has occurred.

                  (d) Medium of Payment. An Optionee shall pay for Shares (i) in cash, (ii) by certified or cashier's check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Company's Common Stock held by the Optionee, provided that shares of one class of the Company's Common Stock may not be utilized to purchase Option Shares of the other class of Common Stock if such method of payment would cause the Optionee to incur liability under Section 16(b) of the Securities Exchange Act of 1934, as amended. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

         (e) Termination of Options.

                  (i) No Option shall be exerciseable after the first to occur of the following:

                  (A) The Expiration Date, which shall not occur after (1) ten years from the date of grant, or (2) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate;

                  (B) The last day of the Optionee's employment or service with the Company or its Affiliates, where such employment or service is terminated by the Optionee's resignation and such resignation has not been solicited by the Company or has not resulted from the Optionee's retirement.

                  (C) Expiration of thirty (30) days from the date the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than retirement, disability or death or as otherwise specified in Subsection 8(e)(i)(B) above or 8(e)(i)(E) or 8(e)(i)(F) below;

                  (D) Expiration of two (2) years from the date the Optionee's employment or service with the Company or its Affiliates terminates due to the Optionee's retirement, or expiration of one hundred eighty (180) days from the date such employment or service with the Company or its Affiliates terminates due to the Optionee's Disability or death;

                  (E) A finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his employment or service contract with the Company or an Affiliate, or has been engaged in any sort of disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

                  (F) The date, if any, set by the Board of Directors as an accelerated expiration date pursuant to Section 10 hereof.

                  (ii) Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Expiration Date, provided that any change pursuant to this Subsection 8(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

                  (f) Transfers. No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him. Notwithstanding the foregoing, (i) a Non-qualified Stock Option may be transferred pursuant to the terms of a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended and (ii) the Committee may provide, in an Option Document, that an Optionee may transfer Options to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a "Family Transfer"), provided that the Optionee receives no consideration for a Family Transfer and the Option Documents relating to Options transferred in a Family Transfer continue to be subject to the same terms and conditions that were applicable to such Options immediately prior to the Family Transfer.

                  (g) Limitation on ISO Grants. In no event shall the aggregate fair market value of the shares of Common Stock (determined at the time the ISO is granted) with respect to which incentive stock options under all incentive stock option plans of the Company or its Affiliates are exerciseable for the first time by the Optionee during any calendar year exceed $100,000.

                  (h) Other Provisions. Subject to the provisions of the Plan, the Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exerciseability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

                  (i) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Section 10 of the Plan.

         9. Special Provisions Relating to Grants of Options to Non-employee Directors. Options granted pursuant to the Plan to Non-employee Directors shall be granted, without any further action by the Committee, in accordance with the terms and conditions set forth in this Section 9. Options granted pursuant to this Section 9 shall be evidenced by Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

                  (a) Timing of Grants; Number of Shares Subject of Options; Exercisability of Options; Option Price. Each Non-employee Director shall be granted annually, (i) on the fourth Wednesday of each January which follows March 7, 1996, an Option to purchase seven thousand five hundred (7,500) shares of Class B Common Stock. However, notwithstanding the foregoing, effective March 7, 1996, each newly elected Non-employee Director, upon the date such Non-employee Director is first elected to the Board of Directors, shall be granted an Option to purchase fifteen thousand (15,000) shares of Class B Common Stock, and shall receive no additional grants of Options during the calendar year in which such Non-employee Director is first elected to the Board of Directors. Each Option granted pursuant to this Section 9 shall be a Non-qualified Stock Option vesting over a period of four (4) years, so that the Optionee shall have the right to exercise the Option with respect to twenty five percent (25%) of the Shares covered thereby on the first anniversary of the date of grant, and the right to exercise the Option with respect to an additional 25% of such Shares on each of the next three anniversaries of the date of grant. The Option Price shall be equal to the Fair Market Value of the Shares on the date the Option is granted. The number of shares of Class B Common Stock referred to in this Subsection 9(a) reflects the October 15, 1993 stock dividend effecting a three-for-two split-up of both the Class A Common Stock and the Class B Common Stock.

                  (b) Termination of Options Granted Pursuant to Section 9. (i) All Options granted pursuant to this Section 9 shall be exerciseable until the first to occur of the following:

                  (A) Expiration of ten (10) years from the date of grant;

                  (B) Expiration of ninety (90) days from the date the Optionee's service as a Non-employee Director terminates for any reason other than Disability or death;

                  (C) Expiration of one hundred eighty (180) days from the date the Optionee's service with the Company as a Non-employee Director terminates due to the Optionee's Disability or death;

         (c) Applicability of Provisions of Section 8 to Options Granted Pursuant to Section 9. The following provisions of Section 8 shall be applicable to Options granted pursuant to this Section 9: Subsection 8(a)(provided that all Options granted pursuant to this Section 9 shall be Non-qualified Stock Options); the last sentence of Subsection 8(b); Subsection 8(c); Subsection 8(d) (provided, that Option Documents relating to Options granted pursuant to this Section 9 shall provide that payment may be made (i) in cash, (ii) by certified or cashier's check payable to the order of the Company, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) in shares of Class A Common Stock or Class B Common Stock held by the Optionee for at least six months, or (v) by any combination of the foregoing; provided further, that shares of Class A Common Stock may not be utilized to purchase Option Shares if such method of payment would cause the Optionee to incur liability under Section 16(b) of the Securities Exchange Act of 1934, as amended); Subsection 8(f); and Subsection 8(i).

         10. Change of Control. In the event of a Change of Control, the Committee may take whatever action it deems necessary or desirable with respect to the Options outstanding (other than Options granted pursuant to Section 9), including, without limitation, accelerating the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees. In addition to the foregoing, in the event of a Change of Control, Options granted pursuant to the Plan shall become immediately exerciseable in full.

         A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Class A Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders' ownership of Class A Common Stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any person who, on the date the Plan is effective, shall have been the beneficial owner of or have voting control over shares of Common Stock of the Company possessing more than twenty-five percent (25%) of the aggregate voting power of the Company's Common Stock) shall have become the beneficial owner of, or shall have obtained voting control over, more than twenty five percent (25%) of the outstanding shares of the Company's Class A Common Stock, or (v) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two
(2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

                  11. Adjustments on Changes in Capitalization. The aggregate number of Shares and class of shares as to which Options may be granted hereunder, the number and class or classes of shares covered by each outstanding Option and the Option Price thereof shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made which will cause an ISO to lose its status as such without the consent of the Optionee, except for adjustments made pursuant to Section 10 hereof.

         12. Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not change the class of individuals eligible to receive an ISO or increase the maximum number of shares as to which Options may be granted without obtaining approval, within twelve months before or after such action, by vote of a majority of the votes cast at a duly called meeting of the stockholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter. In addition, the provisions of
Section 9 that determine (i) which directors shall be granted Options pursuant to Section 9; (ii) the amount of Shares subject to Options granted pursuant to
Section 9; (iii) the price at which shares subject to Options granted pursuant to Section 9 may be purchased; and (iv) the timing of grants of Options pursuant to Section 9 shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended. No amendment to the Plan shall adversely affect any outstanding Option, however, without the consent of the Optionee.

                  13. No Commitment to Retain. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee in the employ of the Company or an Affiliate and/or as a member of the Company's Board of Directors or in any other capacity.

                  14. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee's compliance, to the Company's satisfaction, with any withholding requirement.

                  15. Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3; to the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law and in the discretion of the Board of Directors. Notwithstanding the foregoing, the provision in Option Documents for Family Transfers pursuant to Subsection 8(f) is expressly permitted, even though Options evidenced by such Option Documents may not be deemed to satisfy the conditions of Rule 16b-3 as a result of such provision.

                                                (as amended 10/26/95 and 3/7/96)

                        ADVANTA MANAGEMENT INCENTIVE PLAN
                             WITH STOCK ELECTION IV

1.  Purpose.

         This Plan is intended as an additional incentive to employees to enter into or remain in the employ of Advanta Corp., a Delaware corporation (the "Company"), or a subsidiary thereof and to devote themselves to the Company's success. This Plan provides selected employees with an opportunity to acquire the Company's Class B Common Stock, par value $0.01 per share (the "Common Stock").

2.  Administration.

         This Plan shall be administered by the Board of Directors of the Company; however, the Board of Directors may (i) designate a committee composed of two or more of its Non-employee Directors to operate and administer the Plan in its stead, (ii) designate two committees to operate and administer the Plan in its stead, one of such committees composed of two or more of its Non-employee Directors to operate and administer the Plan with respect to the Company's "Principal Officers" (as defined below), and the other such committee composed of two or more directors (whether or not Non-employee Directors) to operate and administer the Plan with respect to persons other than Principal Officers or (iii) designate only one of the two committees referred to in subparagraph (ii) and itself operate and administer the Plan with respect to persons not within the jurisdiction of such committee. Any of such committees designated by the Board of Directors, and the Board of Directors itself in its administrative capacity with respect to the Plan, is referred to as the "Committee." As used herein, the term "Principal Officers" means any person who is an "officer" within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be valid acts of the Committee. The interpretation and construction by the Committee of any provision of the Plan or of any Restricted Stock Award awarded hereunder shall be final, binding and conclusive.

3.  Eligibility.

         All employees of the Company or a subsidiary thereof who are selected by the Company's Compensation Committee to be eligible to receive a bonus pursuant to the Advanta Management Incentive Plan shall be eligible to receive shares (the "Restricted Shares") of the Company's Class B Common Stock (the "Restricted Stock Awards") pursuant to this Plan. For purposes of this Plan, "subsidiary" shall include any corporation, partnership, joint venture or other entity in which the Company, directly or indirectly, has an equity interest of at least twenty percent (20%) or a significant financial interest, provided that the Committee has determined that such entity shall be deemed a "subsidiary" for purposes of this Plan. The aggregate maximum number of shares of Class B Common Stock for which Restricted Stock Awards may be awarded under this Plan is 1,500,000 shares.

4.  Restricted Stock Awards.

         (a) Elective Participation. Each eligible employee other than an employee to whom Section 4(b) applies shall be permitted to elect (which election shall be irrevocable) a portion of such employee's annual bonus for services performed during 1999, 2000 and 2001 to be received in the form of Class B Common Stock. The portion of each such bonus which may be elected in stock is an amount up to the employee's anticipated 1995 "target" bonus, calculated on the basis of the employee's base salary as of December 2, 1994 subject to modification as described in Section 4(f). The election shall be performed by the employee's execution of such forms as may be determined by the Committee.

         (b) Mandatory Participation by Section 16 Officers. Each eligible employee who is an "officer" of the Company as defined for purposes of the Rule (an "Officer") as of the date the Plan is adopted (subject to stockholder approval) by the Board of Directors, shall be granted a Restricted Stock Award based upon the employee's anticipated 1995 "target" bonus, calculated on the basis of the employee's base salary as of December 2, 1994. The number of shares so awarded shall be determined by applying the formula set forth in Section 4(c), using a percentage factor of 100% in clause (ii) of such formula. Plan provisions providing for Plan participation by Officers, and the terms of such participation, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

         (c) Number of Restricted Shares. Subject to the provisions of this Plan, the Committee shall award a Restricted Stock Award to an eligible employee ("Award Recipient") equal to the number of shares (rounded down to the nearest whole number divisible by three) calculated by (i) multiplying the employee's anticipated 1995 "target" bonus, calculated on the basis of the employee's base salary as of December 2, 1994 by three, (ii) multiplying this product times the percentage factor (25%, 50%, 75% or 100%) irrevocably elected by the employee, and (iii) dividing the product thereof by the market price of the Class B Common Stock as of the close of business on December 2, 1994 (the "Base Price").

         (d) Documents. Restricted Shares awarded pursuant to this Plan shall be evidenced by the stock certificates described in Section 13 and such other written documents (the "Restricted Stock Award Documents") in such form as the Committee shall approve from time to time. Such Restricted Stock Award Documents shall comply with and be subject to the terms and conditions of this Plan and such other terms and conditions which the Committee shall require from time to time which are not inconsistent with the terms of this Plan. The Committee shall have the right to amend the Restricted Stock Award Documents issued to an Award Recipient subject to his or her consent.

         (e) New Participants. In the event an individual becomes eligible to participate in the Plan for any reason (including promotion or being newly hired) subsequent to the time as of which initial awards are made hereunder, (i) if such individual is an Officer, such individual shall automatically become a participant in the Plan, or (ii) if such individual is not an Officer, he or she shall be entitled to elect to participate in the Plan, provided that such election must be made within thirty days after the person first becomes eligible to participate. Except as provided under Section 4(f)(2), the number of shares included in such new participant's Restricted Stock Award shall be based on the participant's annualized target bonus for the then current calendar year and the average of the closing market prices of the Class B Common Stock for each trading day in the ninety day period ending on the day before the date the recipient became eligible to participate in the Plan. Any such Restricted Stock Awards shall be made otherwise in accordance with the terms of this Plan, with such modifications as may be appropriate to implement the intended operation of the Plan.

         (f) Modification for Increases in Target Bonus Percentage. If a participant's prospective target bonus is increased to a higher percentage of his or her base salary (whether as a consequence of such participant receiving a promotion, or of other action by the Committee), then (a) if such participant is an Officer or as the result of such promotion the participant has become an Officer, then the participant shall receive additional Restricted Shares reflecting the full amount of the increase in target bonus as applied to the years 1999-2001, or (b) if the participant is not an Officer, to the extent that the participant previously elected to receive a percentage of 1999-2001 bonuses in stock, that election shall be likewise applied to the additional target bonus resulting from the increase in the participant's target bonus percentage. In either event, the number of additional shares of Restricted Stock awarded to the participant in such a case shall be based on the average of the closing market prices of the Class B Common Stock for each trading day in the ninety day period ending on the day before the effective date of the promotion or other action by the Committee . For example, suppose a participant's target bonus percentage is 15% of her $70,000 salary (resulting in a $10,500 target bonus) at the time she makes an irrevocable election in 1994 to take 100% of her target bonuses in stock, and assume that the Base Price, as defined in Section 4(e), is $25.00 per share. Consequently, she is awarded 1,260 restricted shares ($70,000 X 15% divided by $25.00 per share = 420 shares X 3 years = 1,260). In 1996, she receives a promotion, as the result of which her salary is increased to $90,000 per year and her target bonus percentage is increased to 25%. Consequently, her new target bonus is 25% of $90,000 or $22,500. This represents an incremental $12,000 over her previous target bonus of $10,500. If at the time she receives such promotion the market price of the stock (using the 90 day average) is $40.00 per share, she will be awarded an additional 900 restricted shares ($12,000 X 3 years divided by $40.00 per share = 900). If the participant is awarded her target bonus in each of 1999, 2000 and 2001, she will have 720 shares vested each year (420 of the $25.00 shares and 300 of the $40.00 shares, for a total grant date value of $22,500.00). If the promotion occurred on January 1, 2000 and the 90 day average market price of the stock was $40.00 per share at that time, she would be awarded an additional 600 shares rather than 900, as the first bonus year, 1999, will at that point have already passed.

5.  Vesting.

         (a) General. Restricted Shares shall fully vest upon the lapse of ten years from the date they are awarded as Restricted Stock Awards. However, the Committee may accelerate the vesting of the Restricted Shares, and to the extent that both the Award Recipient and the Company meet their respective annual target performance goals for the applicable years so that the Committee or the Board of Directors approves payment of bonuses under the Advanta Management Incentive Plan, vesting will be accelerated annually with respect to one-third of the Restricted Shares on such date that the Company elects to pay bonuses for services performed during the years 1999, 2000 and 2001, respectively. The portion of any bonus award which exceeds the 1995 "target" level will be paid in cash. Bonus awards which fall short of the 1995 "target" bonus awards, as determined by the Compensation Committee or the Board of Directors, in their discretion, will be paid by reducing both the cash component and the number of shares of stock to be vested, on a pro rata basis. All Restricted Shares shall be valued at the Base Price (or, if applicable, the average price utilized under Section 4(e) or 4(f) to determine the number of Restricted Shares in a Restricted Stock Award) for purposes of determining the value of that portion of any bonus award to be paid by accelerating the vesting of Restricted Shares.

         (b) Examples. The following examples are designed to clarify the operation of the Plan. For the purposes of these examples, the Base Price (which is the market price of the Class B Common Stock as of the close of business on December 2, 1994) is assumed to be $25.00 per share.

                  (1) If, in connection with services performed during any one of the years 1999, 2000 or 2001, the Compensation Committee grants an annual bonus to an Award Recipient in an amount equal to or greater than such Award Recipient's "target" bonus for 1995, such bonus shall be paid by (i) the acceleration of the vesting of Restricted Shares representing one-third of the number of Restricted Shares previously awarded under this Plan, and (ii) payment of cash in the amount of the excess, if any, of such bonus over the product of the number of vested shares times the Base Price. For example, an Award Recipient (not an Officer) whose 1995 "target" bonus was $8,000 and who had elected to receive 75% of such bonus in Class B Common Stock and who therefore received a Restricted Stock Award of 720 Restricted Shares shall, upon the Company's granting of any bonus equal to or greater than $8,000 in any year, receive 240 vested shares (one-third of the Restricted Stock Award) and cash in the amount of the balance.

                  (2) If, in connection with services performed during any of the years 1999, 2000 or 2001 the Compensation Committee awards a bonus to an Award Recipient in an amount less than such Award Recipient's "target" bonus for 1995, such bonus shall be paid in cash and vested shares, each of which shall be reduced on a pro-rata basis in relation to the shortfall from the 1995 "target" award.

                  (3) A participant in the Plan ("Employee") has made a 50% irrevocable election. For 1995 his "target" bonus is $8,000. Employee would be granted 480 Restricted Shares (($8,000 x 3) x 50% divided by $25.00).

                  Assume that in 1999 Employee exceeded all his goals for 1999 and the Company prospered. Employee is awarded a 1999 bonus of $10,000. He would have all restrictions removed from 160 shares of stock (1/3 of 480) and would receive $6000.00 in cash ($10,000 - (160 x $25.00)).

                  Assume that in 2000 Employee did not perform as well. He is awarded a 2000 bonus of $4,000. Employee would have the restrictions removed on 80 shares ($2,000 divided by $25.00), and would receive $2,000 in cash ($4,000 - (80 x $25.00)). In 2001, Employee again does well and receives a bonus for 2001 of $11,000. He would have the restrictions removed on 160 shares and would receive $7,000 in cash ($11,000 - (160 x $25.00)). The remaining 80 Restricted Shares would vest in the year 2004 (ten years after grant) unless the Committee, in its discretion, caused them to vest at an earlier date.

         (c) Pro Rata Acceleration of Vesting of Restricted Shares in the Event of the Award Recipient's Death, Disability or Retirement. In the event of the death, disability (within the meaning of section 22(e)(3) of the Internal Revenue Code) or retirement of the Award Recipient after December 31, 1998, the Committee may, after considering any recommendation of the President with respect to the performance of such Award Recipient and of the Company for the portion of the then current year prior to such death, disability or retirement, direct that the vesting with respect to a pro rata portion of the Restricted Shares which would have become vested had the employee worked the entire year shall be accelerated and such Restricted Shares shall become fully vested. For example, assume that in the example in the last paragraph of Section 5(b)(3), Employee died on July 1, 1999, and the Compensation Committee in its discretion determined to award him a partial-year 1999 bonus of $5,500, on the basis that had he worked the full year his bonus would have been $11,000.00. His estate or, in the event Employee had named a beneficiary under the Plan, his beneficiary would receive 80 unrestricted shares and $3,500 in cash ($5,500 - (80 x $25.00)).

         (d) Pro Rata Acceleration of Vesting of Restricted Shares in the Event of a Change of Control. After December 31, 1998, in the event of, or upon the date set by the Committee to be an accelerated vesting date in anticipation of, a Change of Control, the Committee may, after considering any recommendation of the Chairman and President with respect to the performance of such Award Recipient and of the Company for the portion of the then current year prior to such actual or anticipated Change of Control, direct that the vesting with respect to a pro rata portion of the Restricted Shares which would have become vested had the employee worked the entire year shall be accelerated and such Restricted Shares shall become fully vested. A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Class A Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders' ownership of Class A Common Stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (other than (a) the

Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (b) any person who, on the date the Plan is effective, shall have been the beneficial owner of or have voting control over shares of Common Stock of the Company possessing more than twenty-five percent (25%) of the aggregate voting power of the Company's Common Stock) shall have become the beneficial owner of, or shall have obtained voting control over, more than twenty-five percent (25%) of the outstanding shares of the Company's Class A Common Stock, or (v) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two (2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

6.  Forfeiture of Restricted Shares.

         All nonvested Restricted Shares shall be forfeited without the receipt of any payment by the Award Recipient upon the last day of the Award Recipient's employment or service with the Company or a subsidiary thereof, except to the extent that the provisions of Sections 5(c) or 5(d) are applicable. Restricted Shares which are forfeited may be cancelled by the Company without any action by the Award Recipient.

7.  Transfer of Restricted Shares.

         No Restricted Shares awarded under this Plan may be transferred, pledged, or encumbered until such time as any such shares become vested.

8.  Amendment of the Plan.

         The non-employee members of the Board of Directors of the Company may amend this Plan from time to time in such manner as they may deem advisable. No amendment to this Plan shall adversely affect any outstanding Restricted Stock Award, however, without the consent of the Award Recipient.

9.  No Continued Employment.

         The award of a Restricted Stock Award pursuant to this Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any subsidiary thereof to retain the Award Recipient in the employ or service of the Company or any subsidiary thereof, and each such Award Recipient shall remain subject to discharge to the same extent as if this Plan had not been adopted.

10.  Withholding of Taxes.

         Whenever Restricted Shares vest or, if sooner, whenever an Award Recipient must include the Restricted Shares in income for federal income tax purposes, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy all federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Restricted Shares or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities, including, without limitation, redeeming a portion of any Restricted Shares otherwise deliverable pursuant to this Plan with a then fair market value equal to such tax liabilities. The Company's obligation to make any delivery or transfer of vested Restricted Shares shall be conditioned on the Award Recipient's compliance with any withholding requirement to the Company's satisfaction.

11.  Establishment of Rules by the Committee.

         The Committee shall have the authority to establish rules with respect to the Company's obligations in connection with the withholding requirements described in Section 10 so as to insure compliance with Rule 16b-3(e) of the Securities Exchange Act of 1934.

12.  Dividend and Other Rights.

         During the period from the date a Restricted Stock Award is granted to the date Restricted Shares are vested, the Award Recipient will be entitled to all rights of a holder of the Class B Common Stock of the Company, including the right to receive dividends declared on such shares, as paid.

13.  Stock Certificates.

         The stock certificate(s) evidencing a Restricted Stock Award shall be registered in the name of the Award Recipient and shall bear a legend referring to the terms, conditions and restrictions applicable to such shares. The Committee may direct the Company to either retain physical possession or custody of or place into escrow the certificate(s) evidencing the Restricted Shares until such time as such shares are vested.

                                                (as amended 10/26/95 and 3/7/96)

                                 ADVANTA CORP.

           ADVANTA MANAGEMENT INCENTIVE PLAN WITH STOCK ELECTION III

1.  Purpose.

         This Plan is intended as an additional incentive to employees to enter into or remain in the employ of Advanta Corp., a Delaware corporation (the "Company"), or a subsidiary thereof and to devote themselves to the Company's success. This Plan provides selected employees with an opportunity to acquire the Company's Class B Common Stock, par value $0.01 per share (the "Common Stock").

2.  Administration.

         This Plan shall be administered by the Board of Directors of the Company; however, the Board of Directors may (i) designate a committee composed of two or more of its Non-employee Directors to operate and administer the Plan in its stead, (ii) designate two committees to operate and administer the Plan in its stead, one of such committees composed of two or more of its Non-employee Directors to operate and administer the Plan with respect to the Company's "Principal Officers" (as defined below), and the other such committee composed of two or more directors (whether or not Non-employee Directors) to operate and administer the Plan with respect to persons other than Principal Officers or (iii) designate only one of the two committees referred to in subparagraph (ii) and itself operate and administer the Plan with respect to persons not within the jurisdiction of such committee. Any of such committees designated by the Board of Directors, and the Board of Directors itself in its administrative capacity with respect to the Plan, is referred to as the "Committee." As used herein, the term "Principal Officers" means any person who is an "officer" within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be valid acts of the Committee. The interpretation and construction by the Committee of any provision of the Plan or of any Restricted Stock Award awarded hereunder shall be final, binding and conclusive.

3.  Eligibility.

         All employees of the Company or a subsidiary thereof who are selected by the Company's Compensation Committee to be eligible to receive a bonus pursuant to the Advanta Management Incentive Plan shall be eligible to receive shares (the "Restricted Shares") of the Company's Class B Common Stock (the "Restricted Stock Awards") pursuant to this Plan. For purposes of this Plan, "subsidiary" shall include any corporation , partnership, joint venture or other entity in which the Company, directly or indirectly, has an equity interest of at least twenty percent (20%) or a significant financial interest, provided the Committee has determined that such entity shall be deemed a "subsidiary" for purposes of this Plan. The aggregate maximum number of shares of Class B Common Stock for which Restricted Stock Awards may be awarded under this Plan is 1,200,000 shares.

4.  Restricted Stock Awards.

         (a) Elective Participation. Each eligible employee other than an employee to whom Section 4(b) applies shall be permitted to elect (which election shall be irrevocable) a portion of such employee's annual bonus for services performed during 1996, 1997, and 1998 to be received in the form of Class B Common Stock. The portion of each such bonus which may be elected in stock is an amount up to the employee's anticipated 1993 "target" bonus, calculated on the basis of the employee's base salary as of December 1, 1992, subject to modification as described in Section 4(f). The election shall be performed by the employee's execution of such forms as may be determined by the Committee.

         (b) Mandatory Participation by Section 16 Officers. Each eligible employee who is an "officer" of the Company as defined for purposes of the Rule (an "Officer") as of the date the Plan is adopted (subject to stockholder approval) by the Board of Directors, shall be granted a Restricted Stock Award based upon the employee's anticipated 1993 "target" bonus, calculated on the basis of the employee's base salary as of December 1, 1992. The number of shares so awarded shall be determined by applying the formula set forth in Section 4(c), using a percentage factor of 100% in clause (ii) of such formula.

         (c) Number of Restricted Shares. Subject to the provisions of this Plan, the Committee shall award a Restricted Stock Award to an eligible employee ("Award Recipient") equal to the number of shares (rounded down to the nearest whole number divisible by three) calculated by (i) multiplying the employee's anticipated 1993 "target" bonus (calculated on the basis of the employee's base salary as of December 1, 1992) by three, (ii) multiplying this product times the percentage factor (25%, 50%, 75% or 100%) irrevocably elected by the employee, and (iii) dividing the product thereof by the market price of the Class B Common Stock as of the close of business on December 1, 1992 (the "Base Price").

         (d) Documents. Restricted Shares awarded pursuant to this Plan shall be evidenced by the stock certificates described in Section 13 and such other written documents (the "Restricted Stock Award Documents") in such form as the Committee shall approve from time to time. Such Restricted Stock Award Documents shall comply with and be subject to the terms and conditions of this Plan and such other terms and conditions which the Committee shall require from time to time which are not inconsistent with the terms of this Plan. The Committee shall have the right to amend the Restricted Stock Award Documents issued to an Award Recipient subject to his or her consent.

         (e) New Participants. In the event an individual becomes eligible to participate in the Plan for any reason (including promotion or being newly hired) subsequent to the time at which initial awards are made hereunder in 1992, (i) if such individual is an Officer, such individual shall automatically become a participant in the Plan, or (ii) if such individual is not an Officer, he or she shall be entitled to elect to participate in the Plan, provided that such election must be made within thirty days after the person first becomes eligible to participate. Except as provided under Section 4(f)(2), the number of shares included in such new participant's Restricted Stock Award shall be based on the participant's annualized target bonus for the then current calendar year and the average of the closing market prices of the Class B Common Stock for each trading day in the ninety day period ending on the day before the date the recipient became eligible to participate in the Plan. Any such Restricted Stock Awards shall be made otherwise in accordance with the terms of this Plan, with such modifications as may be appropriate to implement the intended operation of the Plan.

         (f) Modification for Increases in Target Bonus Percentage. If a participant's prospective target bonus is increased to a higher percentage of his or her base salary (whether as a consequence of such participant receiving a promotion, or of other action by the Committee), then (a) if such participant is an Officer or as the result of such promotion the participant has become an Officer, then the participant shall receive additional Restricted Shares reflecting the full amount of the increase in target bonus as applied to the years 1996-1998, or (b) if the participant is not an Officer, to the extent that the participant previously elected to receive a percentage of 1996-1998 bonuses in stock, that election shall be likewise applied to the additional target bonus resulting from the increase in the participant's target bonus percentage. In either event, the number of additional shares of Restricted Stock awarded to the participant in such a case shall be based on the average of the closing market prices of the Class B Common Stock for each trading day in the ninety day period ending on the day before the effective date of the promotion or other action by the Committee. For example, suppose a participant's target bonus percentage is 15% of her $70,000 salary (resulting in a $10,500 target bonus) at the time she makes an irrevocable election in 1992 to take 100% of her target bonuses in stock. The closing price of the Class B Common Stock on December 1, 1992 (i.e., the Base Price) was $25.50 per share. Consequently, she is awarded 1,233 restricted shares ($70,000 X 15% - $25.50 per share = 411 shares X 3 years = 1,233). In 1994, she receives a promotion, as the result of which her salary is increased to $90,000 per year and her target bonus percentage is increased to 25%. Consequently, her new target bonus is 25% of $90,000 or $22,500. This represents an incremental $12,000 over her previous target bonus of $10,500. If at the time she receives such promotion the market price of the stock (using the 90 day average) is $30 per share, she will be awarded an additional 1,200 restricted shares ($12,000 X 3 years - $30 per share = 1,200). If the participant is awarded her target bonus in each of 1996, 1997 and 1998, she will have 811 shares vested each year (411 of the $25.50 shares and 400 of the $30 shares, for a total grant date value of $22,480.50, with the $19.50 balance paid in cash). If the promotion occurred on January 1, 1997 and the 90 day average market price of the stock was $30 per share at that time, she would be awarded an additional 800 shares rather than 1200, as the first bonus year, 1996, will at that point have already passed.

5.  Vesting.

         (a) General. Restricted Shares shall fully vest upon the lapse of ten years from the date they are awarded as Restricted Stock Awards. However, the Committee may accelerate the vesting of the Restricted Shares, and to the extent that both the Award Recipient and the Company meet their respective annual target performance goals for the applicable years so that the Committee or the Board of Directors approves payment of bonuses under the Advanta Management Incentive Plan, vesting will be accelerated annually with respect to one-third of the Restricted Shares on such date that the Company elects to pay bonuses for services performed during the years 1996, 1997, and 1998, respectively. The portion of any bonus award which exceeds the 1993 "target" level will be paid in cash. Bonus awards which fall short of the 1993 "target" bonus awards, as determined by the Compensation Committee or the Board of Directors, in their discretion, will be paid by reducing both the cash component and the number of shares of stock to be vested, on a pro rata basis. All Restricted Shares shall be valued at the Base Price (or, if applicable, the average price utilized under Section 4(e) or 4(f) to determine the number of Restricted Shares in a Restricted Stock Award) for purposes of determining the value of that portion of any bonus award to be paid by accelerating the vesting of Restricted Shares.

         (b) Examples. The following examples are designed to clarify the operation of the Plan. The Base Price (which is the closing price of the Class B Common Stock on December 1, 1992) is $25.50 per share.

                  (1) If, in connection with services performed during any one of the years 1996, 1997 or 1998, the Compensation Committee grants an annual bonus to an Award Recipient in an amount equal to or greater than such Award Recipient's "target" bonus for 1993, such bonus shall be paid by (i) the acceleration of the vesting of Restricted Shares representing one-third of the number of Restricted Shares previously awarded under this Plan, and (ii) payment of cash in the amount of the excess, if any, of such bonus over the product of the number of vested shares times the Base Price. For example, an Award Recipient (not an Officer) whose 1993 "target" bonus was $8,000 and who had elected to receive 75% of such bonus in Class B Common Stock and who therefore received a Restricted Stock Award of 705 Restricted Shares shall, upon the Company's granting of any bonus equal to or greater than $8,000 in any year, receive 235 vested shares (one-third of the Restricted Stock Award) and cash in the amount of the balance.

                  (2) If, in connection with services performed during any of the years 1996, 1997 or 1998 the Compensation Committee awards a bonus to an Award Recipient in an amount less than such Award Recipient's "target" bonus for 1993, such bonus shall be paid in cash and vested shares, each of which shall be reduced on a pro-rata basis in relation to the shortfall from the 1993 "target" award.

                  (3) A participant in the Plan ("Employee") has made a 50% irrevocable election. For 1993 his "target" bonus is $8,000. Employee would be granted 468 Restricted Shares (($8,000 x 3) x 50% divided by $25.50, rounded down to the nearest whole number divisible by three).

                  Assume that in 1996 Employee exceeded all his goals for 1996 and the Company prospered. Employee is awarded a 1996 bonus of $10,000. He would have all restrictions removed from 156 shares of stock (1/3 of 468) and would receive $6022.00 in cash ($10,000 - (156 x $25.50)).

                  Assume that in 1997 Employee did not perform as well. He is awarded a 1997 bonus of $4,000. Employee would have the restrictions removed on 78 shares ($2,000 divided by $25.50, rounded down to the nearest whole share), and would receive $2,011.00 in cash ($4,000 - (78 x $25.50)). In 1998, Employee again does well and receives a bonus for 1998 of $11,000. He would have the restrictions removed on 156 shares and would receive $7,022.00 in cash ($11,000
- - (156 x $25.50)). The remaining 78 Restricted Shares would vest in the year 2002 (ten years after grant) unless the Committee, in its discretion, caused them to vest at an earlier date.

         (c) Pro Rata Acceleration of Vesting of Restricted Shares in the Event of the Award Recipient's Death, Disability or Retirement. In the event of the death, disability (within the meaning of section 22(e)(3) of the Internal Revenue Code) or retirement of the Award Recipient after December 31, 1995, the Committee may, after considering any recommendation of the President with respect to the performance of such Award Recipient and of the Company for the portion of the then current year prior to such death, disability or retirement, direct that the vesting with respect to a pro rata portion of the Restricted Shares which would have become vested had the employee worked the entire year shall be accelerated and such Restricted Shares shall become fully vested. For example, assume that in the example in the last paragraph of Section 5(b)(3), Employee died on July 1, 1998, and the Compensation Committee in its discretion determined to award him a partial-year 1998 bonus of $5,500, on the basis that had he worked the full year his bonus would have been $11,000.00. His estate or, in the event Employee had named a beneficiary under the Plan, his beneficiary would receive 78 unrestricted shares and $3,511.00 in cash ($5,500 - (78 x $25.50)).

         (d) Pro Rata Acceleration of Vesting of Restricted Shares in the Event of a Change of Control. After December 31, 1995, in the event of, or upon the date set by the Committee to be an accelerated vesting date in anticipation of, a Change of Control, the Committee may, after considering any recommendation of the Chairman and President with respect to the performance of such Award Recipient and of the Company for the portion of the then current year prior to such actual or anticipated Change of Control, direct that the vesting with respect to a pro rata portion of the Restricted Shares which would have become vested had the employee worked the entire year shall be accelerated and such Restricted Shares shall become fully vested. A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Class A Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders' ownership of Class A Common Stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (other than (a) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (b) any person who, on the date the Plan is effective, shall have been the beneficial owner of or have voting control over shares of Common Stock of the Company possessing more than twenty-five percent (25%) of the aggregate voting power of the Company's Common Stock) shall have become the beneficial owner of, or shall have obtained voting control over, more than twenty-five percent (25%) of the outstanding shares of the Company's Class A Common Stock, or (v) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two (2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

6.  Forfeiture of Restricted Shares.

         All nonvested Restricted Shares shall be forfeited without the receipt of any payment by the Award Recipient upon the last day of the Award Recipient's employment with the Company or a subsidiary thereof, except to the extent that the provisions of Sections 5(c) or 5(d) are applicable. Restricted Shares which are forfeited may be cancelled by the Company without any action by the Award Recipient.

7.  Transfer of Restricted Shares.

         No Restricted Shares awarded under this Plan may be transferred, pledged, or encumbered until such time as any such shares become vested.

8.  Amendment of the Plan.

         The non-employee members of the Board of Directors of the Company may amend this Plan from time to time in such manner as they may deem advisable. No amendment to this Plan shall adversely affect any outstanding Restricted Stock Award, however, without the consent of the Award Recipient.

9.  No Continued Employment.

         The award of a Restricted Stock Award pursuant to this Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any subsidiary thereof to retain the Award Recipient in the employ of the Company or any subsidiary thereof, and each such Award Recipient shall remain subject to discharge to the same extent as if this Plan had not been adopted.

10.  Withholding of Taxes.

         Whenever Restricted Shares vest or, if sooner, whenever an Award Recipient must include the Restricted Shares in income for federal income tax purposes, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy all federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Restricted Shares or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities, including, without limitation, redeeming a portion of any Restricted Shares otherwise deliverable pursuant to this Plan with a then fair market value equal to such tax liabilities. The Company's obligation to make any delivery or transfer of vested Restricted Shares shall be conditioned on the Award Recipient's compliance with any withholding requirement to the Company's satisfaction.

11.  Establishment of Rules by the Committee.

         The Committee shall have the authority to establish rules with respect to the Company's obligations in connection with the withholding requirements described in Section 10 so as to insure compliance with Rule 16b-3(e) of the Securities Exchange Act of 1934.

12.  Dividend and Other Rights.

         During the period from the date a Restricted Stock Award is granted to the date Restricted Shares are vested, the Award Recipient will be entitled to all rights of a holder of the Class B Common Stock of the Company, including the right to receive dividends declared on such shares, as paid.

13.  Stock Certificates.

         The stock certificate(s) evidencing a Restricted Stock Award shall be registered in the name of the Award Recipient and shall bear a legend referring to the terms, conditions and restrictions applicable to such shares. The Committee shall direct the Company to either retain physical possession or custody of or place into escrow the certificate(s) evidencing the Restricted Shares until such time as such shares are vested.

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 ADVANTA CORP.

         The undersigned, a stockholder of Advanta Corp., hereby constitutes and appoints Dennis Alter, Alex W. Hart, Richard A. Greenawalt, William A. Rosoff and Gene S. Schneyer, and each of them acting individually as the attorney and special proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned to attend the Annual Meeting of Stockholders of Advanta Corp. to be held in Tuesday, May 21, 1996, at 2:00 p.m. at The Philadelphia Museum of Art, Van Pelt Auditorium, 26th and Benjamin Franklin Parkway, Philadelphia, Pennsylvania, and any adjournment or postponement thereof, and thereat to vote all shares which the undersigned would be entitled to cast if personally present as follows:

               (CONTINUED, AND TO BE SIGNED ON THE REVERSE SIDE)

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                             -FOLD AND DETACH HERE-

/x/  Please mark your votes as this

                                                              FOR                                        WITHHOLD AUTHORITY
1.     ELECTION OF DIRECTORS                         all five nominees for                          to vote for all five nominees
                                                     director listed below                            for director listed below

                                                              / /                                                / /

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

NOMINEES: Max Botel, Richard J. Braemer, Anthony P. Brenner, James E. Ksansnak and Philip A. Turberg.


                                                              FOR                    AGAINST                   ABSTAIN
2.     The proposal to approve the Amended and
       Restated 1992 Stock Option Plan.                       / /                      / /                       / /

3.     The proposal to approve amendments to
       the Advanta Management Incentive Plan
       With Stock Election III.                               / /                      / /                       / /

4.     The proposal to approve amendments to
       the Advanta Management Incentive Plan
       With Stock Election IV.                                / /                      / /                       / /

5.     To transact such other business as may properly come before the meeting.

IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL FIVE NOMINEES FOR DIRECTOR, FOR THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1992 STOCK OPTION PLAN, FOR THE PROPOSAL TO APPROVE AMENDMENTS TO THE ADVANTA MANAGEMENT INCENTIVE PLAN WITH STOCK ELECTION III AND FOR THE PROPOSAL TO APPROVE AMENDMENTS TO THE ADVANTA MANAGEMENT INCENTIVE PLAN WITH STOCK ELECTION IV. Shares voted "Abstain" with respect to Proposals 2, 3 and 4 will have the same effect as shares voted "Against" such Proposals. This proxy delegates authority to vote with respect to all other matters upon which the undersigned is entitled to vote and which may come before the meeting or any adjournment or postponement thereof.

The undersigned hereby revokes all previous proxies for such meeting and hereby acknowledges receipt of the notice of meeting and the proxy statement of Advanta Corp. furnished herewith.


                         PLEASE SIGN AND MAIL PROMPTLY.


Stockholder's Signature(s)_____________________________  Date____________ 1996

NOTE: If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. If a corporation, please sign with full corporate name by a duly authorized officer and affix the corporate seal.


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                            -FOLD AND DETACH HERE-